Filed Pursuant to Rule 424(b)(3)

File Number 333-126399

PROSPECTUS SUPPLEMENT NO. 11

Prospectus Supplement No. 11
to Prospectus dated December 15, 2006

as supplemented by

Prospectus Supplement No. 1 dated January 24, 2007

Prospectus Supplement No. 2 dated February 27, 2007

Prospectus Supplement No. 3 dated March 20, 2007
Prospectus Supplement No. 4 dated April 19, 2007

Prospectus Supplement No. 5 dated May 2, 2007

Prospectus Supplement No. 6 dated May 11, 2007

Prospectus Supplement No. 7 dated May 29, 2007 and

Prospectus Supplement No. 8 dated June 5, 2007

Prospectus Supplement No. 9 dated June 18, 2007
Prospectus Supplement No. 10 dated August 6, 2007

BIONOVO, INC.

This  supplements our Prospectus dated December 15, 2006 as supplemented by Prospectus Supplement No. 1 dated January 24, 2007, Prospectus Supplement No. 2 dated February 27, 2007, Prospectus Supplement No. 3 dated March 20, 2007, Prospectus Supplement No. 4 dated April 19, 2007, Prospectus Supplement No. 5 dated May 2, 2007, Prospectus Supplement No. 6 dated May 11, 2007,  Prospectus Supplement No. 7 dated May 29, 2007, Prospectus Supplement No. 8 dated June 5, 2007, Prospectus Supplement No. 9 dated June 18, 2007 and Prospectus Supplement No. 10 dated August 6, 2007.  The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus.  We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, except upon the exercise of warrants.

Our common stock is quoted on the NASDAQ Capital Market under the symbol BNVI.  On November 28, 2007, the closing price of our common stock on the NASDAQ was $2.30.

This Prospectus Supplement includes the following attached items: (i) Amendment No. 1 to the Annual Report on Form 10KSB for the fiscal year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 16, 2007; (ii) Current Report dated November 6, 2007 on Form 8-K, as filed by us with the Commission on November 6, 2007; (iii) Current Report dated November 13, 2007 on Form 8-K, as filed by us with the Commission on November 13, 2007; (iv) the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2007; and (v) Current Report dated November 29, 2007 on Form 8-K, as filed by us with the Commission on November 29, 2007.

YOU SHOULD READ THE PROSPECTUS, PROSPECTUS SUPPLEMENT NO. 1, PROSPECTUS SUPPLEMENT NO. 2, PROSPECTUS SUPPLEMENT NO. 3, PROSPECTUS SUPPLEMENT NO. 4, PROSPECTUS SUPPLEMENT NO. 5, PROSPECTUS SUPPLEMENT NO. 6, PROSPECTUS SUPPLEMENT NO. 7, PROSPECTUS SUPPLEMENT NO. 8, PROSPECTUS SUPPLEMENT NO. 9, PROSPECTUS SUPPLEMENT NO. 10 AND THIS PROSPECTUS SUPPLEMENT NO. 11 CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS WHICH BEGIN ON PAGE 4 OF THE PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is November 29, 2007.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-KSB/A

Amendment No. 1

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2006

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-50073

BIONOVO, INC.

(Name of Small Business Issuer in Its Charter)

Delaware	20-5526892
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5858 Horton Street, Suite 375

Emeryville, California 94086

(510) 601-2000

(Address of Principal Executive Offices,

Including Zip Code and Telephone Number, Including Area Code)

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Act:

Common stock, par value $.0001 per share

(Title of Class)

Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the Issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes No

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the issuer’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes No

State issuer’s revenues for its most recent fiscal year: $15,000.

As of February 28, 2007, the Issuer had 63,720,224 shares of common stock outstanding. The aggregate market value of the shares of common stock held by non-affiliates of the Issuer (43,826,369 shares), based on the average of the closing price on February 28, 2007 of $5.75 per share of common stock, was approximately $252,001,622.

Note: For purposes of this Report, shares held by non-affiliates were determined by aggregating the number of shares held by officers and directors of the Issuer, and by others who, to Issuer’s knowledge, own 5% or more of Issuer’s common stock, including shares of preferred stock convertible into common stock, and subtracting those shares from the total number of shares outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Issuer’s definitive Proxy Statement for the 2007 Annual Meeting of Stockholders, to be filed within 120 days after the end of the fiscal year covered by this Form 10-KSB, were incorporated by reference into Part III of the Form 10-KSB for the year ended December 31, 2006, filed by Bionovo, Inc. (“we” or “the Company”) with the Securities and Exchange Commission (the “SEC”) on March 14, 2007

Transitional Small Business Disclosure Format (check one): Yes No

2

3

EXPLANATORY NOTE

This Amendment No. 1 on Form 10-KSB/A amends and restates items identified below with respect to the Form 10-KSB for the year ended December 31, 2006, filed by Bionovo, Inc. (“we” or “the Company”) with the Securities and Exchange Commission (the “SEC”) on March 14, 2007 (the “Original Filing”).

The sole purpose of this Amendment is to include a copy of the report of the Company’s previous auditor, Stonefield Josephson, Inc. (the “Previous Auditor”) with respect to the Company’s cumulative statements of operations, stockholders’ equity (deficit), and cash flows for the period from February 1, 2002 (date of inception) to December 31, 2004 (the “Cumulative Amounts”). The Previous Auditor served as our auditor from May 25, 2005 through our reverse merger transaction on January 4, 2006. On January 4, 2006, we engaged a new auditing firm, Pohl, McNabola, Berg & Company, LLP, the predecessor firm to PMB Helin Donovan, LLP (the “Current Auditor”), as our independent registered public accounting firm to audit our financial statements. The report of the Current Auditor that was included in the Original Filing reflected such auditor’s reliance on the report of the Previous Auditor with respect to the Cumulative Amounts (the “Previous Auditor’s Report”). However, the Previous Auditor’s Report was not included in the Original Filing. Copies of the Previous Auditor’s Report, as well as the revised report of the Current Auditor with conforming revisions, have been attached. No other revisions have been made to the financial statements included in the Original Filing. Except as otherwise noted, the disclosures in the Amendment are of the date of the original filing of the Original Filing.

Items 7 and 13 of Part II of the Annual Report are hereby amended and restated in their entirety as follows:

PART II

Item 7. FINANCIAL STATEMENTS.

The financial statements listed on the index to financial statements on page F-1 are filed as part of this Annual Report on Form 10-KSB.

Item 13. EXHIBITS

Exhibit No.	Description of Exhibit
2.1(1)	Agreement of Merger and Plan of Reorganization, dated as of April 6, 2005, among Lighten Up Enterprises International, Inc., LTUP Acquisition Corp. and Bionovo, Inc.
2.2(2)	Agreement and Plan of Merger, dated as of June 28, 2005, between Lighten Up Enterprises International, Inc. and Bionovo, Inc.
3.1(3)	Certificate of Incorporation of Bionovo, Inc.
3.2(2)	By-laws of Bionovo, Inc.
4.1(4)	Form of Private Placement Warrant
4.2(9)	Form of Common Stock Certificate
4.3(3)	Form of Bridge Warrant
4.4(5)	Form of Private Placement Warrant

4

Exhibit No.	Description of Exhibit
10.1(4)	Form of Private Placement Subscription Agreement
10.2(4)	Form of Private Placement Investor Questionnaire
10.3(4)	Form of Private Placement Registration Rights Agreement
10.4(4)	Form of Private Placement Acknowledgement and Amendment
10.5(2)	Registration Rights Agreement, dated September 30, 2004
10.6(10)	Stock Incentive Plan, as amended
10.7(11)	Employment Agreement, dated July 1, 2004, between Bionovo, Inc. and Isaac Cohen
10.8(11)	Assignment and Assumption Agreement, dated April 6, 2005, among Registrant, Bionovo, Inc. and Isaac Cohen regarding Employment Agreement
10.9(11)	Employment Agreement, dated July 1, 2004, between Bionovo, Inc. and Mary Tagliaferri
10.10(11)	Assignment and Assumption Agreement, dated April 6, 2005, among the Registrant, Bionovo, Inc. and Mary Tagliaferri regarding Employment Agreement
10.11(6)

Licensing & Technology Transfer Agreement, dated as of November 6, 2003, with United Biotech Corporation (certain terms of this agreement have been omitted and are subject to confidential treatment granted by the SEC)

10.12(3)	Sublease, dated as of December 17, 2003, with Extensity
10.13(3)	Landlord Consent to Sublease, dated as of December 30, 2003, with Extensity, Inc. and CA-Emeryville Properties Limited Partnership
10.14(3)	Addendum to Sublease, dated as of April 20, 2004, with Geac Enterprise Solutions, Inc.
10.15(3)	Landlord Consent to Addendum to Sublease, dated July 16, 2004, with CA-Emeryville Properties Limited Partnership and Geac Enterprise Solutions, Inc.
10.16(3)	Exchange Agreement, dated as of April 4, 2005, with Mary E. Ross and Gary C. Lewis
10.17(3)	Declaration dated as of April 6, 2005 by Mary E. Ross
10.18(3)	Declaration dated as of April 6, 2005 by Gary C. Lewis
10.19(3)	Office Lease, dated as of July 6, 2005, with Emery Station Joint Venture, LLC
10.20(3)	Sublease Agreement, dated as of August 1, 2005, with MycoLogics
10.21(3)	Merrill Lynch Bank USA Irrevocable Letter of Credit
10.22(7)	First Amendment to Registration Rights Agreement

5

Exhibit No.	Description of Exhibit
10.23(7)	Amendment to Registration Rights Agreement
21.1(8)	Subsidiary of Registrant
23.1*	Consent of PMB Helin Donovan, LLP

The following additional exhibits are filed with this Amendment No. 1 pursuant to Rules 13a-14(a) or 15d-14(a). These exhibits do not amend the corresponding exhibits previously filed with the Annual Report.

Exhibit No.	Description of Exhibit
23.2*	Consent of Stonefield Josephson, Inc.
31.1*	Certification of Chief Executive Officer
31.2*	Certification of Chief Financial Officer
32.1*	Section 1350 Certificate of Chief Executive Officer
32.2*	Section 1350 Certificate of Chief Financial Officer

*	Filed herewith.
(1)	Incorporated by reference from Bionovo, Inc.’s Current Report on Form 8-K filed with the SEC on April 8, 2005.
(2)	Incorporated by reference from Bionovo, Inc.’s Definitive Proxy Statement on Schedule 14C filed with the SEC on June 3, 2005.
(3)	Incorporated by reference from Bionovo, Inc.’s Registration Statement on Form SB-2, as amended, initially filed with the SEC on July 5, 2005.
(4)	Incorporated by reference from Bionovo, Inc.’s Current Report on Form 8-K filed with the SEC on May 11, 2005.
(5)	Incorporated by reference from Bionovo, Inc.’s Current Report on Form 8-K filed with the SEC on January 22, 2007.
(6)	Incorporated by reference from Bionovo, Inc.’s Current Report on Form 8-K, as amended and filed with the SEC on October 19, 2005.
(7)	Incorporated by reference from Bionovo, Inc.’s Current Report on Form 8-K filed with the SEC on March 10, 2006.
(8)	Incorporated by reference from Bionovo, Inc.’s Annual Report on Form 10-KSB For the fiscal year ended December 31, 2005 filed with the SEC on March 31, 2006.
(9)	Incorporated by reference from Exhibit 4 to the Registrant’s Form 10SB 12G filed with the SEC on November 7, 2002.
(10)	Incorporated by reference from the Registrant’s Schedule 14A filed with the SEC on April 17, 2006
(11)	Incorporated by reference from the Registrant’s Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

6

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIONOVO, INC.
Date: October 15, 2007	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman Senior Vice President and Chief Financial Officer

7

Report of Independent Registered Public Accounting Firm

To the Stockholders’

Bionovo, Inc.

Emeryville, California

We have audited the accompanying consolidated balance sheets of Bionovo, Inc. (“BIONOVO”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. We have also audited the consolidated statements of operations, stockholders’ equity and cash flows for the period from the date of inception on February 1, 2002 through December 31, 2006, except that we did not audit the consolidated financial statements of Bionovo (f/k/a Lighten Up Enterprises International, Inc.) for the period from the date of inception on February 1, 2002 through December 31, 2004; those statements were audited by other auditors whose report dated report dated April 8, 2005 (except for Paragraph 5 of Note 1 which was dated June 28, 2005) expressed an unqualified opinion on those statements and reflected a net loss of $593,630 of the total net loss from inception. The audit report of the other auditors was furnished to us, and our opinion, insofar as it relates to the amounts included for such prior periods, is based solely on the report of the other auditors. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bionovo, Inc. as of December 31, 2006 and 2005 and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2006 and 2005, and from inception, February 1, 2002, through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for stock-based compensation upon adoption of Financial Accounting Standards No. 123(R), “Share-Based Payment.”

PMB Helin Donovan, LLP

San Francisco, CA

March 1, 2007

Report of Independent Registered Public Accounting Firm

Board of Directors

Bionovo, Inc.

Emeryville, California

We have audited the statement of operations, stockholders deficit and cash flows of Bionovo, Inc. (a Development Stage Company) from inception, February 1, 2002 through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bionovo, Inc. as of December 31, 2004, and from inception, February 1, 2002 through December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.

STONEFIELD JOSEPHSON, Inc.

Certified Public Accountants

San Francisco, California

April 8, 2005, except for paragraphs 6 of note 12 which its date is June 28, 2005

Bionovo, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

	December 31 2006	December 31 2005
Assets
Current assets:
Cash and cash equivalents	$2,571,439	$4,588,400
Short-term securities	484,017	1,859,654
Due from officers	1,796	1,796
Prepaid expenses and other current assets	183,528	54,926
Total current assets	3,240,780	6,504,776
Property and equipment,
net of accumulated depreciation	1,672,904	561,578
Other assets:
Intangible assets - patent pending, net of amortization	58,613	27,675
	$4,972,297	$7,094,029
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$780,393	$427,004
Current portion leases	292,333	108,523
Deferred revenue - current portion	15,000	15,000
Total current liabilities	1,087,726	550,527
Long term portion leases	300,741	239,695
Deferred revenue	87,500	102,500
Total Liabilities	1,475,967	892,722
Stockholders’ Deficit:
Common stock, $0.0001 par value
Authorized shares - 100,000,000, issued and outstanding 51,337,224 and, 46,112,448 in 2006 and 2005, respectively	5,134	4,611
Additional paid-in capital	13,340,163	10,436,099
Deferred Compensation	—	(8,236)
Deficit accumulated during development stage	(9,848,967)	(4,231,167)
Total stockholders’ equity (deficit)	3,496,330	6,201,307
	$4,972,297	$7,094,029

The accompanying notes form an integral part of these consolidated financial statements.

Bionovo, Inc.

(A Development Stage Company)

Consolidated Statements of Operations

	Year ended December 31, 2006	Year ended December 31, 2005	Accumulated from February 1, 2002 (Date of Inception) to December 31, 2006
Revenue	$15,000	$15,000	$77,740
Cost of sales	—	—	—
Gross Profit	15,000	15,000	77,740
Operating expenses:
Research and development	4,021,149	1,535,534	5,854,462
General and administrative	1,488,225	982,162	2,783,023
Merger cost	—	1,964,065	1,964,065
Sales and marketing	310,941	73,736	385,177
Total operating expenses	5,820,315	4,555,497	10,986,727
Loss from operations	(5,805,315)	(4,540,497)	(10,908,987)
Other income (expense):
Change in fair value of warrant liability	—	831,288	831,288
Unrealized loss on short term securities	(18,592)	(2,259)	(20,851)
Loss on sale of assets	(4,854)		(4,854)
Interest expense	(47,354)	(73,731)	(150,435)
Interest income	261,515	148,462	410,472
Total other income (expense)	190,715	903,760	1,065,620
Loss before income taxes	(5,614,600)	(3,636,737)	(9,843,367)
Provision for income taxes	(3,200)	(800)	(5,600)
Net loss	$(5,617,800)	$(3,637,537)	$(9,848,967)
Net loss per share basic and diluted	$(0.11)	$(0.09)	$(0.33)
Weighted average shares outstanding basic and diluted	49,923,115	40,062,516	30,193,063

The accompanying notes form an integral part of these consolidated financial statements.

Bionovo, Inc.

(A Development Stage Company)

Statements of Stockholders’ Equity (Deficit)

Inception through December 31, 2006

	Common Stock Number of Shares	Additional Paid-In Capital	Deferred Stock Compensation	Accumulated Deficit During Development Stage	Total
Balance at inception (February 1, 2002) - Adjusted to reflect effect of stock split on June 17, 2004, and March 4, 2004, and reverse merger on April 6, 2005	20,400,000	$(2,040)	$—	$—	$—
Balance, December 31, 2002	20,400,000	(2,040)	—	—	—
Net loss	—	—	—	(55,682)	(55,682)
Balance, December 31, 2003	20,400,000	(2,040)	—	(55,682)	(55,682)
Noncash compensation expense for options issued	—	30,000	—	—	30,000
Net loss	—	—	—	(537,948)	(537,948)
Balance, December 31, 2004	20,400,000	27,960		(593,630)	(563,630)
Issuance of shares for reverse merger	4,000,000	(400)
Issuance of common stock for funds received by private placement net of financing cost	20,461,000	9,930,370	—	—	9,932,416
Issuance of common stock for conversion on notes payable	1,251,448	461,697	—	—	461,822
Amortization of deferred stock compensation	—	16,472	(8,236)	—	8,236
Net loss	—	—	—	(3,637,537)	(3,637,537)
Balance, December 31, 2005	46,112,448	$10,436,099	$(8,236)	$(4,231,167)	$6,201,307
Issuance of common stock for exercise of warrants	5,024,776	2,304,555	—	—	2,305,058
Issuance of common stock for services	200,000	164,980	—	—	165,000
Amortization of deferred stock compensation	—	—	8,236	—	8,236
Stock based compensation	—	434,529	—	—	434,529
Net loss	—	—	—	(5,617,800)	(5,617,800)
Balance, December 31, 2006	51,337,224	$13,340,163	$—	$(9,848,967)	$3,496,330

The accompanying notes form an integral part of these consolidated financial statements.

Bionovo, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

	Years ended December 31		Accumulated from February 1, 2002 (Date of Inception) to December 31,
	2006	2005	2006
Cash flows provided by (used for) operating activities:
Net loss	$(5,617,800)	$(3,637,537)	$(9,948,967)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Noncash compensation expense for warrants issued	—	1,964,065	1,964,065
Noncash compensation expense for options issued	434,529	—	464,529
Amortization of note discount	—	117,235	139,084
Amortization of deferred stock compensation	8,236	8,236	16,472
Issuance of common stock for services	165,000	—	165,000
Change in fair value of warrant liability	—	(831,288)	(831,288)
Amortization of intangible assets	4,031	1,042	5,073
Depreciation	258,571	23,188	286,670
Unrealized loss on short term securities	18,592	2,259	20,851
Purchases of trading securities - inflows	(3,358,955)	(3,389,654)	(6,748,609)
Proceeds of securities of - outflows	4,716,000	1,530,000	6,246,000
Changes in assets and liabilities:
(Increase) decrease in assets:
Prepaid expenses	(128,602)	(54,926)	(183,796)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	437,390	179,389	763,226
Deferred revenue	(15,000)	(15,000)	102,500
Accrued pension payable	(84,000)	32,000	—
Total adjustments	2,455,792	(433,454)	2,410,045
Net cash provided by (used for) operating activities	(3,162,008)	(4,070,991)	(7,439,190)
Cash flows used for investing activities:
Acquisition of intangible assets	(34,969)	(17,435)	(46,233)
Acquisition of fixed assets	(776,882)	(218,309)	(1,009,961)
Advance to officers	—	—	(1,796)
Net cash used for investing activities	(811,851)	(235,744)	(1,057,990)
Cash flows provided by financing activities:
Payments under capital lease obligations	(348,160)	—	(348,160)
Proceeds from issuance of common stock and warrants net of financing cost	2,305,058	8,749,122	11,054,180
Proceeds from issuance of common stock	—	—	500,000
Payments on convertible notes payable	—	(50,000)	(50,000)
Payments for financing costs for convertible notes	—	—	(87,401)
Net cash provided by financing activities	1,956,898	8,699,122	11,068,619
Net increase (decrease) in cash	(2,016,961)	4,392,387	2,571,439
Cash, beginning of year	4,588,400	196,013	—
Cash, end of period	$2,571,439	$4,588,400	$2,571,439
Supplemental disclosure of cash flow information:
Interest paid	$31,420	$—	$134,507
Income taxes paid	$800	$800	$4,800
Supplemental disclosure of noncash investing and financing activities-
Noncash warrant expense for warrants issued	$—	$1,964,065	$1,964,065
Adjustment in warrant liability	$—	$7,030,026	$7,030,026
Converstion of notes payable to common stock	$—	$450,000	$450,000
Assets acquried under capital lease	$593,015	$356,599	$949,614
Stock based compensation	$434,529	$—	$464,529
Conversion of accrued interest payable	$—	$11,697	$11,697
Issuance of common stock with reverse merger	$—	$400	$400
Issuance of common stock for services	$165,000	$—	$165,000

The accompanying notes form an integral part of these consolidated financial statements.

Bionovo, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Formation and Business of the Company:

Bionovo, Inc. (“Bionovo”) was incorporated in Nevada on January 29, 1998 under the name Lighten Up Enterprises International, Inc. On April 6, 2005, Bionovo, Inc.,(formerly known as “Lighten Up Enterprises International, Inc.) acquired all the outstanding shares of Bionovo Biopharmaceuticals, Inc. (“BIOPHARMA”), in exchange for 42,112,448 restricted shares of its common stock in a reverse triangular merger (the “Merger”). The acquisition has been accounted for as a reverse merger (recapitalization) with BIOPHARMA deemed to be the accounting acquirer. Accordingly, the historical financial statements presented herein are those of BIOPHARMA, as adjusted to give effect to any difference in the par value of the issuer’s and the accounting acquirer’s stock with an offset to capital in excess of par value, and those of Bionovo, Inc., (the legal acquirer, formerly known as “Lighten Up Enterprises International, Inc.) since the Merger. The retained earnings of the accounting acquirer have been carried forward after the acquisition and BIOPHARMA’s basis of its assets and liabilities were carried over in the recapitalization. Operations prior to the business combination are those of the accounting acquirer.

For purposes of these financial statements, references to the “Company” shall mean Bionovo Inc., (formerly Lighten Up Enterprises, Inc.) and its wholly owned legal subsidiary BIOPHARMA.

Bionovo Biopharmaceuticals, Inc., is a drug discovery and development company focusing on cancer and women’s health. Currently, the Company is conducting research and development activity which integrates scientific discoveries with natural and tradition substances used in traditional Chinese medicine. The Company is developing drugs to treat breast and ovarian cancers, and for menopause.

History:

Lighten Up Enterprises International, Inc. was formed to engage in the development, publishing, marketing and sale of a cook book of recipes. Lighten Up Enterprises International, Inc., failed to generate adequate revenue from the cook book recipes, and in April 2005, it formally abandoned its efforts related to the development, publishing, marketing and sale of a cook book of recipes. On April 6, 2005, it completed a merger with Bionovo Biopharmaceuticals, Inc., a drug discovery and development company focusing on cancer and women’s health, pursuant to which Bionovo Biopharmaceuticals, Inc.’s business became its sole business.

Bionovo Biopharmaceuticals, Inc. was incorporated and began operations in the State of California in February 2002 and subsequently reincorporated into the State of Delaware in March 2004. Until June 28, 2005, the name of Bionovo Biopharmaceuticals, Inc. was Bionovo, Inc. It changed its name to Bionovo Biopharmaceuticals, Inc. in order to facilitate the Company’s corporate name change from Lighten Up Enterprises International, Inc. to Bionovo, Inc. The business of Bionovo Biopharmaceuticals, Inc, is now the sole business of the Company.

Merger of Bionovo, Inc. and Bionovo Biopharmaceuticals, Inc.:

BioPharma completed a reverse merger transaction on April 6, 2005 with Lighten Up Enterprises International, Inc., a Nevada corporation formed on January 29, 1998. Until the merger, Lighten Up Enterprises International, Inc., or Lighten Up, had nominal amount of assets and liabilities, Effective with the merger dated, the directors and management of Bionovo Biopharmaceuticals thereupon became the directors and management of Lighten Up. Bionovo Biopharmaceuticals has been considered the acquirer in this transaction, frequently referred to as a “reverse merger” of a shell company, and accounted for as a recapitalization. Accordingly, no goodwill or other adjustment in basis of assets is recorded, the shares of the shell, the legal surviving entity, are treated as issued as of the date of the transaction, and the shares held by the controlling shareholders after the transaction, are treated as outstanding for the entirety of the reporting periods. On June 29, 2005, the Company changed its corporate name from Lighten Up Enterprises International, Inc. to Bionovo, Inc. and changed its state of incorporation from Nevada to Delaware. Bionovo Biopharmaceuticals currently remains a wholly-owned subsidiary of Bionovo, Inc.

Basis of Consolidation:

The consolidated financial statements include the accounts of Bionovo, Inc. and its wholly owned subsidiaries Bionovo Biopharmaceuticals Inc. All significant intercompany balances and transactions have been eliminated.

Development Stage Company:

The Company has not generated any significant revenue since inception. The accompanying financial statement has, therefore, been prepared using the accounting formats prescribed by SFAS No. 7 for a development stage enterprise (DSE). Although the Company has recognized some nominal amount of revenue, the Company still believes it is devoting substantial efforts on developing the business and, therefore, still qualifies as a DSE.

The Company is a development stage entity and is primarily engaged in the development of pharmaceuticals (integration of scientific discoveries with natural substances used in traditional Chinese medicine) to treat cancer and women’s health. The initial focus of the Company’s research and development efforts will be the generation of products for the treatment of breast and ovarian cancers and to alleviate the symptoms of menopause. The production and marketing of the Company’s products and its ongoing research and development activities will be subject to extensive regulation by numerous governmental authorities in the United States. Prior to marketing in the United States, any drug developed by the Company must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process implemented by the Food and Drug Administration (FDA) under the Food, Drug and Cosmetic Act. The Company has limited experience in conducting and managing the preclinical and clinical testing necessary to obtain regulatory approval. There can be no assurance that the Company will not encounter problems in clinical trials that will cause the Company or the FDA to delay or suspend clinical trials.

The Company’s success will depend in part on its ability to obtain patents and product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by the Company will not be challenged, invalidated, or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to the Company.

For the year ended December 31, 2006 and 2005, revenues of $15,000 and $15,000, respectively, were from a license agreement. The Company has no significant operating history and, from February 1, 2002, (inception) to December 31, 2006, has generated a net loss of $9,848,967. The accompanying financial statements for the year ended December 31, 2006, have been prepared assuming the Company will continue as a going concern. During the year 2007, management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s needs.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Liquidity:

The Company has sustained recurring losses and negative cash flows from operations. Over the past year, the Company’s growth has been funded through a combination of private equity, debt, and lease financing. As of December 31, 2006, the Company had $2,571,439 of unrestricted cash and $484,017 in short-term securities. During 2006, the Company obtained financing through exercise of warrants related to private placements from 2005. Additionally, in January 2007, the Company obtained additional financing of approximately $15 million through the sale of its common stock and warrants. The Company believes that, as a result of this, it currently has sufficient cash and financing commitments to meet its funding requirements over the next year. However, the Company has experienced and continues to experience negative operating margins and negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment. The Company expects that it will need to raise substantial additional capital to accomplish its business plan over the next several years. In future years, the Company expects to seek to obtain additional funding through private equity. There can be no assurance as to the availability or terms upon which such financing and capital might be available.

Use of Estimates:

The preparation of consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Management makes estimates that affect, deferred income tax assets, estimated useful lives of property and equipment, accrued expenses, fair value of equity instruments and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. As of December 31, 2006, the Company maintains its cash and cash equivalents with a major investment firm, and a major bank.

Cash Concentration:

The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses on such accounts.

Short-Term Investments:

As part of its cash management program, the Company maintains a portfolio of marketable investment securities. The securities are investment grade and a term to earliest maturity generally of less than one year and may include tax exempt securities, certificates of deposit, and common stock. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. The fair value of substantially all securities is determined by quoted market prices. The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market.

Property and Equipment:

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Office and Laboratory equipment	3 to 5 years
Computer equipment and software	3 years
Lease-hold improvements	term of lease agreement

As of December 31, 2006, net of accumulated depreciation of $286,670, the Company had $1,674,397 in lab equipment (of which $949,015 is leased), $52,411 of computer equipment, $48,227 in office furniture/equipment, and $184,538 in leasehold improvements. The Company had $258,571 and $23,188 in depreciation and amortization expense in 2006 and 2005, respectively.

Assets Held under Capital Leases:

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

Impairment of Long-Lived Assets:

The Company assesses the impairment of its long-lived assets periodically in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) 144, “Accounting for the Impairment and Disposal of Long-Lived Assets”. Whenever events or changes in circumstances indicate that the carrying amounts of long-lived assets may not be recoverable, the Company will compare undiscounted net cash flows estimated to be generated by those assets to the carrying amount of those assets. When these undiscounted cash flows are less than the carrying amounts of the assets, the Company will record impairment losses to write the asset down to fair value, measured by the discounted estimated net future cash flows expected to be generated from the assets. To date there has been no impairment.

Intangible assets - Patent Costs:

Intangible assets consist of patent licensing costs incurred to date. The Company is amortizing the patent cost incurred to date, over a 15 year period. If the patents are not awarded, the costs related to those patents will be expensed in the period that determination is made. The Company has capitalized $63,686 in patent licensing costs as of December 31, 2006. Amortization expense charged to operations was $4,031 for 2006 and $1,042 for 2005.

Income Taxes:

The Company accounts for its income taxes using the Financial Accounting Standards Board Statements of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carryforwards. Deferred tax expense or benefit is recognized as a result of timing differences between the recognition of assets and liabilities for book and tax purposes during the year.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards. A valuation allowance is established, when necessary, to reduce that deferred tax asset if it is “more likely than not” that the related tax benefits will not be realized.

Deferred Revenue:

Deferred revenue consists of upfront fees received for technology licensing that have not yet been recognized or earned. The Company recognized revenue derived from its licensing in accordance with SAB No. 104. These deferred revenues are recognized on a straight-line basis over the period of the arrangement.

Convertible Notes Payable:

During 2004, the Company had issued convertible debt securities with non-detachable conversion features. The values assigned to the warrants and embedded conversion feature of the Debentures followed the guidance of the EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, EITF 00-19: “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, FAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” and EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” of the FASB’s Emerging Issues Task Force. The debt discount associated with the Warrants and embedded conversion feature is amortized to interest expense over the life of the Debenture or upon earlier conversion of the Debenture using the effective yield method. All convertible debentures were either converted or repaid during April 2005.

Stock and Warrants Issued to Third Parties

The Company accounts for stock and stock warrants issued to third parties, including customers, in accordance with the provisions of the Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services, and EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products) . Under the provisions of EITF 96-18, if none of the Company’s agreements have a disincentive for nonperformance, the Company records a charge for the fair value of the stock and the portion of the warrants earned from the point in time when vesting of the stock or warrants becomes probable. EITF 01-9 requires that the fair value of certain types of warrants issued to customers be recorded as a reduction of revenue to the extent of cumulative revenue recorded from that customer. The Company has not given any stock based consideration to a customer.

Stock-Based Compensation:

On January 1, 2006, the Company adopted SFAS 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense for all share-based awards made to employees and directors, including employee stock options and shares issued through its employee stock purchase plan, based on estimated fair values. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R). The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of the beginning in 2006. The Company’ financial statements as of and for the year ended December 31, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, The Company’ financial statements for prior periods do not include the impact of SFAS 123(R).

Stock compensation expense recognized during the period is based on the value of share-based awards that are expected to vest during the period. Stock compensation expense recognized in The Company’ statement of operations for 2006 includes compensation expense related to share-based awards granted prior to January 1, 2006 that vested during the current period based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123. Stock compensation expense in 2006 also includes compensation expense for the share-based awards granted subsequent to January 1, 2006 based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). As stock compensation expense recognized in the statement of operations is based on awards ultimately expected to vest, it has not been reduced for estimated forfeitures because they are estimated to be neglible. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company’ determination of estimated fair value of share-based awards utilizes the Black-Scholes option-pricing model. The Black-Scholes model is affected by The Company’ stock price as well as assumptions regarding certain highly complex and subjective variables. These variables include, but are not limited to, The Company’ expected stock price volatility over the term of the awards and actual and projected employee stock option exercise behaviors.

SFAS 123(R) requires the calculation of the beginning balance of the pool of excess tax benefits (additional paid-in capital pool or “APIC pool”) available to absorb tax deficiencies recognized subsequent to its adoption. SFAS 123(R) states that this beginning APIC pool shall include the net excess tax benefits that would have arisen had the company adopted the original Statement 123. FASB Staff Position (“FSP”) 123(R)-3 provides a simplified method for determining this APIC pool, which The Company may elect to adopt up to one year from its initial adoption of SFAS 123(R). The Company has made the decision to elect the simplified method for determining its APIC pool as provided in FSP 123(R)-3. The Company will recognize tax attributes associated with changes in the APIC pool based on provisions in the tax law that identify the sequence in which those amounts are utilized for tax purposes.

Prior to the adoption of SFAS 123(R), The Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees (“APB 25”). Under the intrinsic value method that was used to account for stock-based awards prior to January 1, 2006, which had been allowed under the original provisions of SFAS 123, compensation expense is recorded on the date of grant if the current market price of the underlying stock exceeded the exercise price. Any compensation expense is recorded on a straight-line basis over the vesting period of the grant.

Stock-Based Compensation (Continued):

For grants in 2006, the following assumptions were used: (i) no expected dividends; (ii) a risk-free interest rate of 6.0% (iii) expected volatility 65.0%, and (iv) an expected life of the stated life of the option for options granted in 2006. The fair value was determined using the Black-Scholes option-pricing model.

The estimated fair value of grants of stock options and warrants to nonemployees of the Company is charged to expense, if applicable, in the financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

Fair Value of Financial Instruments:

The carrying amount of cash equivalents, short-term investments, accounts payable, accrued expenses, warrant liability, and notes payable approximates their fair value either due to the short duration to maturity or a comparison to market interest rates for similar instruments.

Revenue Recognition:

Revenue is generated from collaborative research and development arrangements, technology licenses, and government grants. To date only revenue from technology licenses has been received.

Revenue is recognized when the four basic criteria of revenue recognition are met: (i) a contractual agreement exists; (ii) transfer of technology (intellectual property) has been completed or services have been rendered; (iii) the fee is fixed or determinable, and (iv) collectibility is reasonably assured.

Technology (Drug) license agreements are for a term of ten years and consist of nonrefundable upfront license fees and royalty payments. In accordance with Staff Accounting Bulletin 101 and 104, nonrefundable upfront license fees are recognized over the ten year license term using the straight-line method of accounting when the technology is transferred or accessed, provided that the technology transferred or accessed is not dependent on the outcome of the Company’s continuing research and development efforts.

Research and Development:

Research and development expenses include internal and external costs. Internal costs include salaries and employment related expenses and allocated facility costs. External expenses consist of costs associated with outsourced clinical research organization activities, sponsored research studies, product registration, and investigator sponsored trials. In accordance with SFAS No. 2, “Accounting for Research Development Costs”, all such costs are charged to expense as incurred.

Comprehensive Loss:

Comprehensive loss consists of net loss and other gains and losses affecting shareholders’ equity that, under generally accepted accounting principles, are excluded from net loss in accordance with Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income.” The Company, however, does not have any components of other comprehensive loss as defined by SFAS No. 130 and therefore, for the years ended December 31, 2006 and 2005, comprehensive loss is equivalent to the Company’s reported net loss. Accordingly, a separate statement of comprehensive loss is not presented.

Commitments and Contingencies:

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Basic and Diluted Loss Per Share:

In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Basic net loss per share excludes the dilutive effect of stock options or warrants and convertible notes Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options and warrants. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following table sets forth the computation of basic and diluted net loss per common share:

	Year Ended December 31,
	2006	2005
Numerator
Net Loss	$(5,617,800)	$(3,637,537)
Denominator
Weighted average common shares outstanding	49,923,115	40,062,516
Total shares, basic	51,337,224	46,112,448
Net loss per common share:
Basic and diluted	$(0.11)	$(0.09)

The potential shares, which are excluded from the determination of basic and diluted net loss per share as their effect is anti-dilutive, are as follows:

	Year ended	Year ended
	December 31, 2006	December 31, 2005
Options to purchase common stock	2,952,254	2,772,254
Options to purchase common stock - Outside plan	103,212	103,212
Warrants to purchase common stock	4,832,248	9,919,524
Potential equivalent shares excluded	7,887,714	12,794,990

Business Segment:

The Company operates in a single business segment that includes the research and development of pharmaceutical drugs.

Reclassifications:

Certain amounts in the prior periods presented have been reclassified to conform to the current period financial statement presentation. These reclassifications have no effect on previously reported net loss.

Recent Accounting Pronouncements:

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140. Companies are required to apply Statement 155 as of the first annual reporting period that begins after September 15, 2006. The Company does not believe adoption of SFAS No. 155 will have a material effect on its unaudited condensed consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140. Companies are required to apply Statement 156 as of the first annual reporting period that begins after September 15, 2006. The Company does not believe adoption of SFAS No. 156 will have a material effect on its unaudited condensed consolidated financial position, results of operations or cash flows.

In June 2006, the FASB issued Interpretation No.48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109”, (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return that results in a tax benefit. Additionally, FIN 48 provides guidance on de-recognition, statement of operations classification of interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company will adopt FIN 48 as of January 1, 2007, as required. The Company has determined that there is no impact in adopting FIN 48.

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108 (SAB 108), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” which addresses how uncorrected errors in previous years should be considered when quantifying errors in current-year financial statements. SAB 108 requires companies to consider the effect of all carry over and reversing effects of prior-year misstatements when quantifying errors in current-year financial statements and the related financial statement disclosures. SAB 108 must be applied to annual financial statements for the first fiscal year ending after November 15, 2006. We are currently assessing the impact of adopting SAB 108 but do not expect that it will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurement”, (FAS 157). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We have not determined the effect that the adoption of FAS 157 will have on our consolidated results of operations, financial condition or cash flows.

On September 29, 2006, the FASB issued SFAS No.158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS No. 158 requires an entity to recognize in its statement of financial position the overfunded or underfunded status of a defined benefit postretirement plan measured as the difference between the fair value of plan assets and the benefit obligation. An entity will be required to recognize as a component of other comprehensive income, net of tax, the actuarial gains and losses and the prior service costs and credits that arise pursuant to FASB Statements No. 87, “Employers’ Accounting for Pensions” and No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” Furthermore, SFAS No. 158 requires that an entity use a plan measurement date that is the same as its fiscal year-end. An entity will be required to disclose additional information in the notes to financial statements about certain effects on net periodic benefit cost in the upcoming fiscal year that arise from delayed recognition of the actuarial gains and losses and the prior service costs and credits. The requirement to recognize the funded status of a defined benefit postretirement plan and the related disclosure requirements is effective for fiscal years ending after December 15, 2006. The requirement to change the measurement date to the year-end reporting date is for fiscal years ending after December 15, 2008. We do not anticipate this statement will have any impact on our results of operations or financial condition.

NOTE 2 TRADING SECURITIES:

The Company’s short-term investments comprise equity and debt securities, all of which are classified as trading securities and are carried at their fair value based on the quoted market prices of the securities at December 31, 2006. Net realized and unrealized gains and losses on trading securities are included in net earnings. For purpose of determining realized gains and losses, the cost of securities sold is based on specific identification.

The composition of trading securities, classified as current assets, were all corporate bonds at December 31, 2006, and 2005.

	Year ended		Year ended
	December 31, 2006		December 31, 2005
	Cost	Fair Value	Cost	Fair Value
Bonds	$485,000	$484,017	$1,861,925	$1,859,654
Total trading securities	$485,000	$484,017	$1,861,925	$1,859,654

Investment income for the years ended December 31, 2006, and 2005 consists of the following:

	Year ended	Year ended
	December 31, 2006	December 31, 2005
Dividend and interest income	$261,515	$148,462
Net unrealized holding losses	(18,592)	(2,259)
Net investment income	$242,943	$146,203

NOTE 3 LICENSE AGREEMENT:

In 2003, the Company entered into a licensing and technology transfer agreement with a Taiwan biotech corporation wherein the rights to certain technology restricted to a certain geographic region were transferred to the Taiwan corporation for a period of 10 years, which will automatically renew for periods of 3 years, unless a 12-month written notice is given by either party to the agreement. The license agreement was for a one-time fee of $150,000 and future royalties based on 10% of future sales. The amount received for the license agreement is being recognized on a straight-line basis over the 10 year term. Additional fees may be earned by the Company in the future for additional clinical work.

NOTE 4 BALANCE SHEET COMPONENT:

Accounts Payable and Accrued Liabilities:

A summary is as follows:

	December 31,	December 31,
	2006	2005
Accounts Payable and Accrued liabilities:
Accounts payable	$546,909	$223,880
Accrued salaries and wages	114,356	48,913
Accrued pension payable	0	84,000
Other accrued liabilities	119,128	70,211
	$780,393	$427,004

NOTE 5 SIMPLIFIED EMPLOYEE PENSION PLAN:

The Company had a Simplified Employee Pension Plan (the “Plan”), which covers two officers of the Company. The Plan was established in 2004, and is administered by an outside administrator. Effective January 1, 2006, the Company no longer contributes to the Plan. Defined contribution pension expense for the Company was $0 for 2006 and $84,000 for 2005.

NOTE 6 CONVERTIBLE NOTES PAYABLE:

The Company had issued $500,000 of convertible notes payable on September 30, 2004. The notes are secured and bear interest at 6% per annum. Principal and interest was due on September 30, 2005. The notes are convertible into common stock at a conversion price equal to $0.3596 per share of stock at the option of the holder prior to the due date. It had been determined that there was no beneficial element of the conversion feature after the allocation of the warrants, discussed below, as set forth in EITF 00-27, as the conversion feature approximates the fair value of the shares on the date they were issued.

Additionally, the note holders received 556,123 warrants to purchase common stock in connection with the issuance of convertible notes. The warrants are exercisable at $0.5394 per share of stock and are for a term of five years. The fair value attributable to these warrants was $0 as of September 30, 2004. The fair value was determined using Black-Scholes option-pricing method, a 3.50% risk-free interest rate, and 0.0% expected volatility for a nonpublic company.

On April 6, 2005, the holders of convertible promissory notes elected to convert $450,000 of the then outstanding $500,000 convertible promissory notes to common stock pursuant to the terms of the notes. The remaining $50,000 and applicable interest was repaid.

NOTE 7 RECLASSIFICATION OF WARRANT LIABILITY:

Pursuant to registration rights granted to the investors in the Company’s April 6, 2005 and May 5, 2005 private placements, the Company was obligated to file a registration statement with the Securities and Exchange Commission to register the resale of the shares of common stock (including shares of common stock that may be acquired upon exercise of warrants) issued in the private placements within 90 days of April 6, 2005. In addition, the Company was obligated to have such “resale” registration rights agreement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. If the registration statement was not filed or is, for any reason, not declared effective within the foregoing time periods, the Company was required to pay liquidated damages to such investors. Liquidated damages, if any, were to be paid in cash in an amount equal to 1% of the investor’s paid investment for the first 30 days (or part thereof) after the relevant date (i.e., filing date or effective date), and for any subsequent 30-day period (or part thereof) thereafter. On November 2, 2005, the registration statement was declared effective,

Effective December 31, 2005, the Company and all of the shareholders whom received warrants pursuant to the April and May 2005 private placements, agreed to an amendment of registration rights related to warrants they received. The amended registration rights changed the registration rights from demand with liquidated damages, to piggy-back registration rights, and no liquidated damages. The result of the change is that the Company is no longer required to record and measure the fair value of the warrants as a derivative liability. The change in fair value of warrant liability of $831,288 for the December 31, 2005 period, is the change aggregate change in fair value from the date of issuance till the effective date of the amendment to the registration rights agreement.

Accounting guidance requires that warrants with certain types of registration rights must be classified as liabilities. In accordance with Emerging Issues Task Force (EITF) Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company’s Own Stock,” the Company previously reported the fair value of its common stock warrants as a Liability. When the warrant holders approved the amendment to the registration rights agreement and waived the liquidated damage provision, the warrant liability of $7,030,026 was reclassified to equity as additional paid-in capital also pursuant to EITF 00-19.

NOTE 8 EQUITY - COMMON STOCK:

In April and May 2005 the Company completed private placements selling 20,461,000 shares of common stock to accredited investors at a price of $0.50 per share. The Company received gross proceeds of $10,230,500. As part of the closing of the private placements we issued five-year warrants to purchase a total of 2,557,625 shares of common stock at an exercise price of $0.75 per share and 2,557,625 shares of common stock at an exercise price of $1.00 per share. The warrants are exercisable in whole or part until May 5, 2010.

On March 17, 2006, the Company issued a call notice to all holders of the common stock purchase warrants ($0.75 exercise price) issued in the April 6, 2005 and May 5, 2005 private placements. Section 3(c) of the warrants permit the Company to call for cancellation all or a part of the unexercised portion of the warrants upon the occurrence of certain events. The events required are (i) an effective registration statement registering the resale of the shares of common stock underlying the warrants, (ii) the closing bid price of the common stock for each of the ten (10) consecutive trading days equals or exceeds $0.9375 and (iii) the average daily trading volume of the common stock for such ten (10) days period equals or exceeds 100,000 shares. As of March 16, 2006, each of the foregoing events had occurred. The holders of these warrants had until April 10, 2006 to exercise all or a portion of the unexercised portion of such warrants, and any such warrants not so exercised will automatically be canceled on that date. Pursuant to the call notice, warrant holders purchased 2,671,062 shares, warrants exercisable at $0.75 per share represented 2,495,125 shares, while warrants exercisable at $1.00 per share represented 175,937 shares. Warrants representing 62,500 shares exercisable at $0.75 per share, were cancelled, as the warrant holders failed to exercise pursuant to the call notice.

Unrelated to the call notice, during the year ending December 31, 2006, certain warrant holder’s exercised common stock purchase warrants representing 2,353,714 shares, for which the Company received $257,776.

Conversion of convertible notes into Common Stock:

In connection with the closing of the private placements, on April 6, 2005, the convertible notes resulting from the September 30, 2004 bridge financing of $500,000 were converted into common stock at $0.36 per share or paid. The aggregate principal amount of the convertible secured notes of $450,000 was converted into a total of 1,251,448 shares of common stock. The remaining $50,000 principal was repaid from the proceeds of the private placements.

Shares Reserved for Future Issuance:

The Company has reserved shares of common stock for future issuance as follows:

	December 31 2006	December 31 2005
Stock Option Plan	3,544,534	3,496,788
Stock Option - outside of plan	103,212	103,212
Common stock warrants	4,832,248	9,919,524

	8,479,994	13,519,524

NOTE 9 COMMITMENTS:

Letter of Credit

Merrill Lynch Bank USA has issued a Letter of Credit to the Company, in the approximate aggregate amount of $381,000, to secure our lease of laboratory equipment. We have collateralized the Letter of Credit with a cash deposit in the approximate amount of $381,000.

Leases

The Company leases certain office and laboratory equipment under agreements that are classified as capital leases. The cost of equipment under capital leases is included in the Balance Sheets as property and equipment and was $949,015 and $356,000 at December 31, 2006 and December 31, 2005, respectively. Accumulated amortization of leased equipment at December 31, 2005 and December 31, 2004, was approximately $130,501 and $4,106, respectively. Amortization of assets under capital leases is included in depreciation expense.

The Company leases its laboratory and office facilities for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2010. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. The leases provide for increases in future minimum annual rental payments. Also, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs), which are approximately $13,388 per month. Lease expense totaled $228,966 and $51,745 during 2006 and 2005, respectively.

The Company has signed a new premise lease effective October 2006 for 4 years for office and lab space in Emeryville, California. Monthly rents start at $27,161 per month and increase to $33,947 per month in the final year. The Company has signed a new premise lease effective November, 2006 for 3 years for lab space in Aurora, Colorado. Monthly rent is $2,767.

Future minimum lease payments under non-cancelable capital and operating leases are as follows:

Period Ended December 31, 2006	Capital Leases	Operating Leases
2007	$336,539	$516,658
2008	315,728	527,393
2009	0	533,741
2010	0	407,366
2011 and thereafter	0	0
Total minimum lease payments	652,267	$1,985,157
Less: Amount representing interest	(59,193)
Present value of minimum lease payments	593,074
Less: Current portion	(292,333)
Obligations under capital lease, net of current portion	$300,741

NOTE 10 STOCK OPTIONS:

On April 6, 2005, in connection with the completion of the reverse merger, the board of directors of our company assumed and adopted the Stock Incentive Plan, as amended, of Bionovo Biopharmaceuticals which we refer to as the Plan, and 3,496,788 shares of common stock for issuance under the Plan. In May 2006, shareholders approved an increase of 3,000,000 additional shares for the option plan.

Under the Plan, incentive options to purchase the Company’s common stock may be granted to employees at prices not lower than fair market value at the date of grant as determined by the Board of Directors. Non-statutory options (options that do not qualify as incentive options) may be granted to employees and consultants at prices no lower than 85% of fair market value at the date of grant as determined by the Board of Directors. In addition, incentive or non-statutory options may be granted to persons owning more than 10% of the voting power of all classes of stock at prices no lower than 110% of the fair market value at the date of grant as determined by options (no longer than ten years from the date of grant, five years in certain instances). Options granted generally vest at a rate of 50% per year.

Activity under the Plan is as follows:

			Weighted
	Shares	Number of	Average
	Available	Shares	Exercise	Aggregate
	For Grant	Granted	Price	Price
Balance at December 31, 2004	1,434,746	1,565,254	$0.54	$843,358
Increase in plan	496,788	—	$—	—
Options granted	(1,207,000)	1,207,000	$0.90	$1,086,300
Options exercised	—	—	$—	—
Options cancelled	—	—	$—	—
Options expired	—	—	$—	—
Balance at December 31, 2005	724,534	2,772,254	$0.68	$1,895,374
Increase in plan	3,000,000	—	$—	—
Options granted	(200,000)	200,000	$1.60	$320,000
Options exercised	—	—	$—	—
Options cancelled	20,000	(20,000)	$0.90	(18,000)
Options expired	—	—	$—	—
Balance at December 31, 2006	3,544,534	2,952,254	$0.74	$2,197,374

During the year ended December 31, 2006 and 2005, the Company issued options to purchase 200,000 and 1,207,000 shares of common stock, respectively, to its employees and directors. The fair value of each option grant is computed on the date of grant using the Black-Scholes option pricing model.

The following is a summary of changes to outstanding stock options during the fiscal year ended December 31, 2006:

	Number of Share Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2005	2,772,254	$0.68	8.69	$4,130,658
Granted	200,000	1.60	9.50	298,000
Exercised	—	—	—	—
Forfeited or expired	20,000	$0.90	9.50	29,800
Outstanding at December 31, 2006	2,952,254	$0.74	8.33	$4,398,858
Vested and expected to vest at December 31, 2006	2,952,254	$0.74	8.33	$4,398,858
Options exercisable at December 31, 2006	2,246,966	$0.68	7.60	$3,347,979

At December 31, 2006, there were 3,544,534 shares available for grant under the employee stock option plan.

The table below presents information related to stock option activity for the fiscal ended December 31, 2006 and 2005 (in thousands):

Fiscal year ended December 31
	2006	2005
Total intrinsic value of stock options exercised	$—	$—
Cash received from stock option exercises	$—	$—
Gross income tax benefit from the exercise of stock options	$—	$—

The aggregate intrinsic value of $4,398,858 as of December 31, 2006 is based on Bionovo’s closing stock price of $1.49 on that date and represents the total pretax intrinsic value, which would have been received by the option holders had all option holders exercised their options as of that date. The total intrinsic value of options exercised during the twelve months ended December 31, 2006 was nil as no options were exercised. The total number of in-the-money options exercisable as of December 31, 2006 was $3,347,979.

As of December 31, 2006, the total remaining unrecognized compensation cost related to non-vested stock options and restricted stock awards, net of forfeitures, was approximately $410,534. That cost is expected to be recognized over a weighted-average period of one year.

Valuation and Expense Information under SFAS 123(R)

The following table summarizes stock compensation expense related to employee stock options and employee stock based compensation under SFAS 123(R) for the year ended December 31, 2006 which was incurred as follows:

Fiscal year ended 31-Dec 2006
Research and development	$213,969
General and administrative	220,561
Stock compensation expense	434,530

The fair values of all stock options granted during the fiscal year ended December 31, 2006 and 2005 were estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	2006	2005
Expected life (in years)	5	5
Average risk-free interest rate	6.0%	4.0%
Expected volatility	65%	66 - 90%
Expected dividend yield	0%	0%

The expected term of employee stock options represents the period the stock options are expected to remain outstanding from date of grant and is based on the guidance of SAB No. 107, accordingly the period is the average of the vesting period and the term of the option. The risk-free interest rate is based on the U.S. treasury yield curve in effect as of the grant date. Expected volatility for 2006 was determined using the volatility of the Company’s own stock for 2006. Expected volatility for 2005 was determined using an average volatility of a peer group and the volatility of the Company’s own stock. In 2005, management determined that utilizing only the volatility measured by the Company was not meaningful pursuant to limited stock trading activity and history.

The weighted-average estimated fair value of stock options granted (based on grant date) during the fiscal year ended December 31, 2006 and 2005 was $0.83 and $0.50 per share, respectively, using the Black-Scholes option pricing model. For the twelve months ended December 31, 2006 the Company granted stock options to employees and directors totaling 200,000 shares.

Prior to January 1, 2006, the Company accounted for its stock options, restricted stock and employee stock purchase plan in accordance with the intrinsic value provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Under APB 25, the difference between the quoted market price as of the date of grant and the contractual purchase price of shares was recognized as compensation expense over the vesting period on a straight-line basis. The Company did not recognize compensation expense in its consolidated financial statements for stock options as the exercise price was not less than 100% of the fair value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and net income per share had the Company recognized compensation expense consistent with the fair value provisions of SFAS No. 123 “Accounting for Stock-Based Compensation” prior to the adoption of SFAS 123R:

2005
Net income (loss) as reported	$(3,637,537)
Compensation recognized under APB 25	—
Compensation recognized under SFAS 123	(6,472)
Pro-forma net loss	$(3,644,009)
Net loss per share:
Basic and diluted — as reported	$(0.09)
Basic and diluted — pro-forma	$(0.09)

For grants in 2005, the following assumptions were used: (i) no expected dividends; (ii) a risk-free interest rate of 5.0%; (iii) expected volatility 66% to 90.0%; and (iv) an expected life of the stated life of the option for options granted in 2005. The fair value was determined using the Black-Scholes option-pricing model.

The estimated fair value of grants of stock options and warrants to nonemployees of the Company is charged to expense, if applicable, in the financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

Total options under the Plan at December 31, 2005, comprised the following:

Option Exercise Price	Number Outstanding as of December 31 2005	Weighted Average Remaining Contractual life (Years)	Number Exercisable as of December 31 2005
$ 0.292	905,254	8.50	599,254
$ 0.833	732,000	8.33	531,000
$ 0.900	1,135,000	10.00	—
Total	2,772,254	8.94	1,130,254

Total options under the Plan at December 31, 2006, comprised the following:

Option Exercise Price	Number Outstanding as of December 31 2006	Weighted Average Remaining Contractual life (Years)	Number Exercisable as of December 31 2006
$ 0.292	905,254	7.50	854,254
$ 0.833	732,000	7.33	732,000
$ 0.900	1,115,000	9.00	557,500
$ 1.600	200,000	9.50	—
Total	2,952,254	8.33	2,143,754

NOTE 11 WARRANTS:

The following warrants are each exercisable into one share of common stock:

	Number of Shares	Weighted Average Exercise Price	Aggregate Price
Balance at December 31, 2004	556,123	$0.53952	$300,039
	—	—	—
Warrants granted	9,363,401	$0.5993	$5,611,306
Warrants exercised	—	—	—
Warrants cancelled	—	—	—
Warrants expired	—	—	—
Balance at December 31, 2005	9,919,524	$0.5959	$5,911,345
Warrants granted	—	$—	$—
Warrants exercised	5,024,776	0.67	2,305,244
Warrants cancelled	62,500	0.75	—
Warrants expired		—	—
Balance at December 31, 2006	4,832,248	$0.74	$3,559,357

The common stock warrants are comprised of the following:

Exercise Price	Number Outstanding as of December 31 2005	Weighted Average Remaining Contractual life (Years)
$ 0.010	1,979,630	3.75
$ 0.360	132,421	4.25
$ 0.500	2,136,100	4.25
$ 0.539	556,123	4.25
$ 0.750	2,557,625	4.25
$ 1.000	2,557,625	4.25
Total	9,919,524

Exercise Price	Number Outstanding as of December 31 2006	Weighted Average Remaining Contractual life (Years)
$ 0.010	—	—
$ 0.360	—	—
$ 0.500	2,033,500	3.25
$ 0.539	556,123	3.25
$ 0.750	—	—
$ 1.000	2,242,625	3.25
Total	4,832,248

During the following fiscal years, the numbers of warrants to purchase common stock which will expire in the next five years if unexercised are:

Fiscal Year Ending December 31,	Number
2007	—
2008	—
2009	556,123
2010	4,276,125
2011	—
4,832,248

The estimated fair value of the warrants was calculated using the Black-Scholes valuation model. For grants in 2005 the following assumptions were used: (i) no expected dividends, (ii) risk free interest rate of 4.0%, (iii) expected volatility of 90%, and (iv) expected life in the stated life of the warrant. The fair value of the warrants ranged from $0.62 to $0.89. No warrants were granted in 2006.

In September 2004, In connection with Bionovo Biopharmaceuticals’ $500,000 principal amount of 6% convertible secured notes bridge financing completed on September 30, 2004, Bionovo Biopharmaceuticals issued to investors in the bridge financing warrants, or bridge warrants, exercisable for 556,123 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.53 per share. The bridge warrants were exercisable until the earlier of September 30, 2011 and the fifth anniversary of Bionovo Biopharmaceuticals’ merger with a company required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act. Upon the closing of our reverse merger transaction, the bridge warrants were amended to become bridge warrants to purchase shares of our common stock upon the same terms and conditions as the bridge warrants issued by Bionovo Biopharmaceuticals. The bridge warrants expire on April 6, 2010.

In connection with the closing of the bridge financing, Bionovo Biopharmaceuticals issued five-year warrants to Duncan Capital, LLC as partial compensation for acting as placement agent in the transaction. Upon the closing of our reverse merger transaction, these placement agent warrants were amended to become warrants to purchase shares of our common stock upon the same terms and conditions as the placement agent warrants issued in the bridge financing by Bionovo Biopharmaceuticals. The bridge placement agent warrants are exercisable in whole or in part, at an exercise price of $0.35 per share, before September 30, 2009 for up to 132,421 shares of common stock. These warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The bridge placement agent warrants do not confer upon holders any voting or any other rights as stockholders.

In April 2005, as part of the closing of Bionovo Biopharmaceuticals’ April 6, 2005 private placement, Bionovo Biopharmaceuticals issued five-year warrants to purchase a total of 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.75 per share and 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $1.00 per share. The warrants were exercisable in whole or in part until April 6, 2010. Upon the closing of our reverse merger transaction, the April 2005 private placement warrants were amended to become warrants to purchase shares of our common stock upon the same terms and conditions as the April 2005 private placement warrants issued by Bionovo Biopharmaceuticals.

In connection with the closing of the April 2005 private placement, Bionovo Biopharmaceuticals issued five-year warrants to Duncan Capital, LLC as partial compensation for acting as placement agent in the transaction. Upon the closing of our reverse merger transaction, these placement agent warrants were amended to become warrants to purchase shares of our common stock upon the same terms and conditions as the placement agent warrants issued in the April 2005 private placement by Bionovo Biopharmaceuticals. The April 2005 placement agent warrants are exercisable in whole or in part, at an exercise price of $0.50 per share, before April 6, 2010 for up to 1,709,100 shares of common stock. These warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The April 2005 placement agent warrants do not confer upon holders any voting or any other rights as stockholders.

In connection with the closing of our reverse merger transaction on April 6, 2005, we issued five-year warrants to Duncan Capital, LLC as partial compensation for its advisory services relating to the merger. These reverse merger warrants are exercisable in whole or in part, at an exercise price of $0.01 per share, before April 6, 2010 for up to 1,979,630 shares of common stock. These warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The reverse merger warrants do not confer upon holders any voting or any other rights as stockholders.

In May 2005, as part of the closing of our May 5, 2005 private placement, we issued five-year warrants to purchase a total of 533,750 shares of common stock at an exercise price of $0.75 per share and 533,750 shares of common stock at an exercise price of $1.00 per share. The warrants are exercisable in whole or in part until May 5, 2010.

In connection with the closing of our May 2005 private placement, we issued five-year warrants to Duncan Capital, LLC as partial compensation for acting as placement agent in the transaction. These May 2005 placement agent warrants are exercisable in whole or in part, at an exercise price of $0.50 per share, before May 5, 2010 for up to 427,000 shares of common stock. These warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The May 2005 placement agent warrants do not confer upon holders any voting or any other rights as stockholders.

NOTE 12 INCOME TAX:

The provision for income taxes on the statements of operations consists of $3,200 and $800 for the years ended December 31, 2006 and 2005, respectively.

Deferred tax assets (liabilities) are comprised of the following at December 31:

	2006	2005
Net operating loss carryforward	$3,225,000	$458,000
Depreciation and amortization	(50,000)	—
Deferred revenue	—	40,000
	3,175,000	498,000
Less valuation allowance	(3,175,000)	(498,000)
	$—	$—

Deferred taxes arise from temporary differences in the recognition of certain expenses for tax and financial reporting purposes. At December 31, 2006 and 2005, management determined that realization of these benefits is not assured and has provided a valuation allowance for the entire amount of such benefits. At December 31, 2006, net operating loss carryforwards were approximately $8,111,000 for federal tax purposes that expire at various dates from 2023 through 2026 and $8,050,000 for state tax purposes that expire in 2014 through 2016 .

Utilization of net operating loss carryforwards may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986, as amended, and similar state regulations. The annual limitation may result in the expiration of substantial net operating loss carryforwards before utilization.

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory tax rate (34% in 2006 and 2005) to income taxes as follows:

	December 31, 2006	December 31, 2005
Tax benefit computed at 34%	$(1,909,000)	$(1,236,000)
Change in valuation allowance	2,677,000	305,000
Change in carryovers and tax attributes	(764,800)	931,800
	$3,200	$800

NOTE 13 SUBSEQUENT EVENTS:

January 2007 Private Placement

On January 19, 2007, the Company completed a private placement to accredited investors of approximately 10,521,000 shares of our common stock, at a purchase price of $1.50 per share, which is equal to a 4.5% discount from the average closing market price of its common stock over the twenty day period ending on the pricing date of January 12, 2007, for gross proceeds of $15,781,500. As part of the private placement, the investors were issued five-year warrants to purchase up to an aggregate of 3,682,350 shares of our common stock, at an initial exercise price of $2.25. The warrants are callable by the Company when the trailing 10-day average of the closing market share price of our common stock equals or exceeds $2.75. Holders of called warrants will have 60 days to exercise their warrants after the call notice.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us largely to fund the Phase I and II clinical trials for our products and for working capital and other general corporate purposes. At the closing of the private placement, we paid Cambria Capital, LLC and Blaylock Capital, LLC, the placement agents for the private placement, cash compensation of an aggregate of $1,262,520 and five-year warrants to purchase up to an aggregate of 736,470 shares of our common stock, at an exercise price of $1.50.

The Company has agreed, pursuant to the terms of the registration rights agreements with the investors, to (i) use our best efforts to file a shelf registration statement with respect to the resale of the shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the closing date; (ii) use our best efforts to have the shelf registration statement declared effective by the SEC within 90 days after the closing date (or 120 days in the event of a full review of the shelf registration statement by the SEC), (iii) use our commercially reasonable efforts to keep the shelf registration statement effective until all registrable securities (a) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (b) may be sold under Rule 144(k) under the Securities Act. The Company filed a registration statement with the SEC on Form SB-2 on February 12, 2007.

The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement submitted a subscription agreement and investor questionnaire in which the investor made certain representations and warranties as to their status as an “accredited investor.” The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each certificate representing shares of common stock and each warrant sold in the private placement contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

The following Proforma Balance sheet is presented to reflect solely the January 2007 private placement:

Bionovo, Inc.

(A Development Stage Company)

Consolidated Balance Sheets - Proforma

		Private Placement
	December 31 2006	January 19 2007	Proforma
Assets
Current assets:
Cash and cash equivalents	$2,571,439	14,505,891	17,077,330
Short-term securities	484,017		484,017
Due from officers	1,796		1,796
Prepaid expenses and other current assets	183,528		183,528
Total current assets	3,240,780		17,746,671
Property and equipment,
net of accumulated depreciation	1,672,904		1,672,904
Other assets:
Intangible assets - patent pending, net of amortization	58,613		58,613
	$4,972,297		$19,478,188
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	780,393		780,393
Current portion leases	292,333		292,333
Deferred revenue	15,000		15,000
Total current liabilities	1,087,726		1,087,726
Long term portion leases	300,741		300,741
Deferred revenue	87,500		87,500
Total Liabilities	1,475,967		1,475,967
Stockholders’ Deficit:
Common stock, $0.0001 par value
Authorized shares - 100,000,000, issued and outstanding 51,337,224, and 61,858,224 in 2006 and 2006 proforma, respectively	5,134	1,052	6,186
Additional paid-in capital	13,340,163	14,504,839	27,845,002
Deferred Compensation	—
Deficit accumulated during development stage	(9,848,967)		(9,848,967)
Total stockholders’ equity	3,496,330		18,002,221
	$4,972,297		$19,478,188

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into previously filed Registration Statement on Form S-3 (No. 333-144035), Form S-8 (No. 333-140702), and Registration Statements on Form SB-2, (Nos. 333-126399 and 333-140607) of Bionovo Inc., our report dated March 1, 2007 relating to the consolidated balance sheet of Bionovo, Inc., as of December 31, 2006 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2006 and 2005 and for the period from inception, February 1, 2002 through December 31, 2006, which appears in this Form 10KSB/A (amendment No. 1).

We also consent to the reference to us under the heading “experts” in such Registration Statements.

/s/ PMB Helin Donovan, LLP
San Francisco, California October 15, 2007

Consent of Independent Registered Public Accounting Firm

We have audited the statement of operations, stockholders deficit and cash flows of Bionovo, Inc. (a Development Stage Company) from inception, February 1, 2002 through December 31, 2004. We hereby consent to the incorporation by reference into previously filed Registration Statement on Form S-3 (No. 333-144035), Form S-8 (No. 333-140702), and Registration Statements on Form SB-2, (Nos. 333-126399 and 333-140607) of Bionovo Inc., of our report dated April 8, 2005, except for Paragraph 5 of Note 1 which is dated June 28, 2005, relating to the consolidated financial statements from the inception through the period ended December 31, 2004.

We also consent to the reference to us under the heading “experts” in such Registration Statements.

/s/ Stonefield Josephson, Inc.
San Francisco, California October 15, 2007

EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO EXCHANGE ACT RULE 13a-14(a),

as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

I, Isaac Cohen, certify that:

1.	I have reviewed this annual report on Form 10-KSB/A of Bionovo, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.

The small business issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.

The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting; and

Dated: October 15, 2007

By:	/s/ Isaac Cohen
Isaac Cohen
Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO EXCHANGE ACT RULE 13a-14(a),

as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

I, Thomas C. Chesterman, certify that:

1.	I have reviewed this annual report on Form 10-KSB/A of Bionovo, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.

The small business issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.

The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting; and

Dated: October 15, 2007

By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB/A of Bionovo, Inc. (the “Company”) for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 15, 2007	By:	/s/ Isaac Cohen
Isaac Cohen Chief Executive Officer

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB/A of Bionovo, Inc. (the “Company”) for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 15, 2007	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 30, 2007

Bionovo, Inc.

(Exact Name of Company as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50073	20-5526892
(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 375 Emeryville, California	94608
(Zip Code)	(Address of Principal Executive Offices)

(510) 601-2000

(Company’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On October 30, 2007, Bionovo, Inc. (the “Company”) entered into an Underwriting Agreement with BMO Capital Markets Corp. and Canaccord Adams Inc. in connection with the public offering of 10,000,000 shares of its common stock at a public offering price of $2.50 per share and 5,000,000 warrants to purchase shares of common stock at an exercise price of $3.50 per share at a price of $0.10 per warrant. The Company has granted the underwriters a 30-day option to purchase up to an additional 15% of the offering to cover over-allotments.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.  The closing for the sale of shares of common stock and warrants took place on October 31, 2007.  The underwriters exercised their over-allotment option as to the warrants only, and the Company sold an aggregate of 10,000,000 shares and 5,323,775 warrants.

The sale of shares of common stock and the warrants to purchase shares of common stock that were offered by the Company in this offering was registered under a shelf registration statement on Form S-3 (Registration No. 333-146750), which was declared effective by the Securities and Exchange Commission on October 26, 2007.

Item 8.01

Other Events.

On October 31, 2007, the Company issued a press release announcing the closing of the public offering.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.

Exhibits.

(c)

Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated October 30, 2007 by and among Bionovo, Inc., BMO Capital Markets Corp. and Canaccord Adams Inc.
4.1	Form of Common Stock Purchase Warrant.
99.1	Press release dated October 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOVO, INC.

Date: November 6, 2007	By:	/s/ Thomas C. Chesterman Name: Thomas C. Chesterman Title: Chief Financial Officer, Senior Vice President

Exhibit 1.1

7,000,000 Shares of Common Stock

and

Warrants to Purchase 3,500,000 Shares of Common Stock

BIONOVO, INC.

UNDERWRITING AGREEMENT

October 31, 2007

BMO Capital Markets Corp.

Canaccord Adams Inc.

as representatives of the several
Underwriters named in Schedule A
c/o	BMO Capital Markets Corp.

3 Times Square, 29th Floor

New York, New York 10036

Ladies and Gentlemen:

Bionovo, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of (i) 7,000,000 shares (the “Firm Shares”), of common stock, $0.0001 par value per share (the “Common Stock”), of the Company, and (ii) warrants to purchase 3,500,000 shares of Common Stock in the form of Exhibit G attached hereto (the “Firm Warrants” and, together with the Firm Shares, the “Firm Securities”). In addition, the Company proposes to grant to the Underwriters the option to purchase up to an additional 1,050,000 shares of Common Stock (the “Additional Shares”) and warrants to purchase an additional 525,000 shares of Common Stock (the “Optional Warrants” and, together with the Option Shares, the “Option Securities”). The Firm Securities and the Additional Securities are hereinafter collectively sometimes referred to as the “Securities.” The Securities are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) registration statements on Form “S-3” (File Nos. 333-144035 and 333-146750) under the Act (collectovely, the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at each time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Securities, copies of one or more preliminary prospectus supplements, and, if required by the Underwriters, the documents incorporated by reference therein, relating to the Securities. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. The parties hereto agree that the only Pre-Pricing Prospectus is the preliminary prospectus supplement relating to the Securities, dated October •, 2007, together with the basic prospectus attached thereto. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Securities filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Securities.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s written consent, any Securities by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means (i) the Pre-Pricing Prospectus, (ii) the Permitted Free Writing Prospectuses, if any, listed in Schedule B attached hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to

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treat as part of the Disclosure Package and (iv) the number of Securities being sold and the price at which the Securities will be sold to the public.

Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price (the “Purchase Price”) of $[____] per Share and $___ per Warrant. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Securities as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Securities upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Firm Securities, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Securities. The Over-Allotment Option may be exercised by BMO Capital Markets Corp. (“BMO”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus

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Supplement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the Over-Allotment Option is being exercised and the date and time when the Additional Securities are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Securities to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Securities (subject, in each case, to such adjustment as BMO may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Securities shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Securities to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on October •, 2007 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Securities shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Securities shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Securities. Electronic transfer of the Additional Securities shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of Greenberg Traurig LLP at 200 Park Avenue, New York, NY at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Securities or the Additional Securities, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Securities; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and noproceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

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(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the time of purchase did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each

5

additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Pre-Pricing Prospectus or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the

6

Pre-Pricing Prospectus dated September 21, 2007 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Securities contemplated hereby is solely the property of the Company;

(d) in accordance with Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers, Inc. (the “NASD”), the Securities have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;

(e) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq Capital Market (the “NASDAQ”)”;

(f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and

7

the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and to issue, sell and deliver the Securities to be sold by it pursuant hereto as contemplated herein;

(g) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiary (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the “NASDAQ”) (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(h) the Company has no subsidiary (as defined under the Act) other than Bionovo Pharmaceuticals, Inc. (the “Subsidiary”); the Company owns all of the issued and outstanding capital stock of the Subsidiary; other than the capital stock of the Subsidiary, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws of the Company and the Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiary are outstanding;

(i) the Shares and Warrant Shares to be sold by the Company pursuant hereto have been, or when issued and paid for in the manner described herein or upon exercise of the Warrants upon payment of the exercise price therefor, as the case may be, will be,

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duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights. The Warrants have been duly and validly authorized by the Company and upon delivery at the time of purchase and any additional time of purchase will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity. The issuance of the Securities to be purchased from the Company hereunder and the issuance of the Warrant Shares upon exercise of the Warrants are not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s certificate of incorporation, by-laws or governing documents or any agreement to which the Company or the Subsidiary is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Securities has been duly and validly taken. Except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company, except for such options or rights as may have been granted by the Company to employees, directors or consultants pursuant to its stock option or stock purchase plans. The Securities to be sold by the Company pursuant hereto, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

(j) the capital stock of the Company, including the Securities, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the certificates for the Securities are in due and proper form;

(k) this Agreement has been duly authorized, executed and delivered by the Company;

(l) neither the Company nor the Subsidiary is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or

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(D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Nasdaq Capital Market (“NASDAQ”), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses (B) and (C), for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(m) the execution, delivery and performance of this Agreement, the issuance and sale of the Securities to be sold by the Company pursuant hereto and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or the Subsidiary, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Subsidiary is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to the Company or the Subsidiary or any of their respective properties, except, in the case of clause (B), for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(n) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Securities to be sold by the Company pursuant hereto or the consummation of the transactions contemplated hereby, other than (i) registration of the Securities under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or (iii) under the Conduct Rules of the NASD;

(o) except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Securities or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase

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any Securities or shares of any other capital stock of or other equity interests in the Company and (iii) no person, other than the Underwriters, has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities; no person has the right, contractual or otherwise, to cause the Company to register under the Act any Securities or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(p) each of the Company and the Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses; neither the Company nor the Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(q) except as described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or the Subsidiary or, to the Company’s knowledge, any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or the Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(r) PMB Helin Donovan, LLP, whose report on the consolidated financial statements of the Company and the Subsidiary is included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(s) the financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiary as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the

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periods involved; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(t) except as disclosed in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission;

(u) subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiary taken as a whole, (ii) any transaction which is material to the Company and the Subsidiary taken as a whole, (iii)

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any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiary taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

(v) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and each beneficial owner of more than 5% of the Common Stock, which form of Lock-Up Agreement is attached as Exhibit A hereto;

(w) neither the Company nor any Subsidiary is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities will either of them be, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(x) the Company and each of the Subsidiary have good and marketable title to all property (real and personal) described the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except as described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus, and except where the failure to have such title would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except where the failure to hold any such lease would not, individually or in the aggregate, have a Material Adverse Effect

(y) the Company and the Subsidiary own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by them or that are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a

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Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus disclose is licensed to the Company; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiary have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or the Subsidiary, and all such agreements are in full force and effect; (vii) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (viii) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) the product candidates described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development by the Company or the Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or the Subsidiary;

(z) except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Subsidiary is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or the Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or the Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or the Subsidiary, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or the Subsidiary and

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(iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or the Subsidiary;

(aa) the Company and the Subsidiary and their respective properties, assets and operations are in compliance with, and the Company and the Subsidiary hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiary (i) is, to the Company’s knowledge, the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(bb) all tax returns required to be filed by the Company or the Subsidiary have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(cc) the Company and the Subsidiary maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiary and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of

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purchase, if any; neither the Company nor the Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(dd) neither the Company nor the Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or the Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(ee) the Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ff) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiary, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiary and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder;

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(gg) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith;

(hh) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ii) neither the Company nor the Subsidiary nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiary has made any payment of funds of the Company or the Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus;

(jj) the Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary’s property or assets to the Company, except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus;

(kk) the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or the Subsidiary or in which the Company, the Subsidiary or its products or product candidates have participated (“Company Studies”) that are described in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, or the results of which are referred to in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures; the descriptions in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus; except to the extent disclosed in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus.

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(ll) each of the Company and the Subsidiary has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States (collectively, the “Regulatory Authorities”); and except to the extent disclosed in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, neither the Company nor the Subsidiary has received any notice or other correspondence from any Regulatory Authority or any other governmental agency requiring the termination, suspension or material modification of any Company Studies that are described in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, if any, or the results of which are referred to in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus. All of the descriptions in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus; of the legal and governmental procedures and requirements of Regulatory Authorities are accurate in all material respects.

(mm) the issuance and sale of the Securities to be sold by the Company and as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(nn) the Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ;

(oo) except pursuant to this Agreement, neither the Company nor any of the Subsidiary has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(pp) neither the Company nor any of the Subsidiary nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

(qq) to the Company’s knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectuses and the Prospectus.

In addition, any certificate signed by any officer of the Company or any of the Subsidiary and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

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4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Securities may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, the Registration Statement

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shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Securities, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(f) subject to Section 4(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;

(g) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall

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become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(i) to furnish to you five copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiary which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

(k) to apply the net proceeds to the Company from the sale of the Securities in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement; provided, that any shares of Common Stock purchased from officers or directors of the Company with the net proceeds from the sale of the Securities shall be purchased at a price not greater than the Purchase Price.

(l) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) any listing of the Securities on any securities exchange or qualification of the Securities for quotation on the NASDAQ and any registration thereof under the Exchange Act, (v) the fees and disbursements of any transfer agent or registrar for the Securities, (vi) the costs and expenses of the Company

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relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (vii) the performance of the Company’s other obligations hereunder;

(m) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(n) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of BMO, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Securities as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus and (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(n) shall continue to apply

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until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(o) prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Securities, without your prior consent;

(p) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Prospectus;

(q) not to, and to cause the Subsidiary not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(r) to use its best efforts to cause the Shares and the Warrant Shares to be listed for quotation on the NASDAQ and to maintain the listing of the Common Stock, including the Shares and the Warrant Shares, for quotation on the NASDAQ; and

(s) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

5. Reimbursement of Underwriters’ Expenses. If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to clause (2)(A), (C), (D) or (E) of the second paragraph of Section 7 hereof or pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section7 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of each obligation hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Greenberg Traurig LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters in the form set forth in Exhibit B hereto.

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(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Greenberg Traurig LLP, special counsel for the Company with respect to patents and proprietary rights, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters in the form set forth in Exhibit C hereto.

(c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Wilson Sonsini Goodrich & Rosati, special counsel for the Company with respect to patents and proprietary rights, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters in the form set forth in Exhibit C hereto.

(d) You shall have received from PMB Helin Donovan, LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus Supplement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to BMO, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Mayer Brown LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to BMO.

(f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(g) The Registration Statement and any registration statement required to be filed, prior to the sale of the Securities, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(h) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact

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necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit E hereto.

(j) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(v). hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(l) The Shares and the Warrant Shares shall have been approved for quotation on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(m) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(n) Subsequent to the Effective Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus Supplement (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii)  any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiary taken as a whole, the effect of which change or development is, in the sole judgment of BMO, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

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7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of BMO, if, since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of BMO, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If BMO elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Securities, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Securities they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all

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non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Securities set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that they will not sell any Firm Securities hereunder unless all of the Firm Securities are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company, subject to the limitation set forth below, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, employees, agents and affiliates any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is

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based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or

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on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent , such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to

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settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent

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misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, their respective directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities to be sold by the Company pursuant hereto. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of their officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities, (ii) the sentence related to concessions and reallowances in the third paragraph under the heading “Underwriting” (iii) in the ninth tenth, eleventh, twelfth, thirteenth, fourteenth, fifteenth and sixteenth paragraphs under the heading “Underwriting” regarding over-allotment transactions, stabilizing transactions, syndicate covering transactions, penalty bids or purchases and passive market making and (iv) in the seventeenth paragraph under the heading “Underwriting” regarding Internet distributions of the Securities, in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to BMO Capital Markets Corp., 3 Times Square, 29th Floor, New York, NY 10036, Attention: Healthcare Investment Banking and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 5858 Horton Street, Suite 375, Emeryville, CA 94608, Attention: Isaac Cohen, Chairmen and Chief Executive Officer.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

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13. Submission to Jurisdiction. Except as set forth below, no Claim may becommenced, rposecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and no Underwriter will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary,

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advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

BIONOVO, INC.

By:	/s/ Thomas C. Chesterman
Name: Thomas C. Chesterman
Title: Senior Vice President and Chief Financial Officer

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

BMO CAPITAL MARKETS CORP. CANACCORD ADAMS INC.

BY:	BMO CAPITAL MARKETS CORP.

By:	/s/ William Schreier
Name: William Schreier
Title: Executive Managing Director

BY:	CANACCORD ADAMS INC.

By:	/s/ David J. Strupp, Jr.
Name: David J. Strupp, Jr.
Title: Managing Director

For themselves and as representatives of the several underwriters named in Schedule A hereto

Exhibit 4.1

FORM OF COMMON STOCK PURCHASE WARRANT

To Purchase __________ Shares of Common Stock of

BIONOVO, INC.

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) CERTIFIES that, for value received, _________________________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance of this Warrant set forth below (the “Initial Exercise Date”) and on or prior to the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Bionovo, Inc., a Delaware corporation (the “Company”), up to _______________ shares (the “Warrant Shares”) of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be $3.50 subject to adjustment hereunder.

In addition to the terms defined elsewhere in this Warrant the following capitalized terms shall have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of California.

“Exempt Issuance” shall mean any of the following: (i) the offer and sale of the Common Stock and warrants to purchase Common Stock as contemplated by that certain Underwriting Agreement, dated October 30, 2007, by and among the Company, BMO Capital Markets Corp. and Canaccord Adams Inc.; (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Company’s filings made prior to the date hereof pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act Filings”); and (iii) the issuance of employee stock options pursuant to stock option plans described in the Exchange Act Filings.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any other entity of any kind.

“Trading Day” means (i) a day on which the Common Stock is traded or quoted on a Trading Market, or (ii) if the Common Stock is not traded or quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting price); provided, that in the event that the Common Stock is not traded or quoted as set forth in (i), and (ii) hereof, that Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ Capital Market, the American Stock Exchange, the New York Stock Exchange or the NASDAQ Global Market.

1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 9 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, to up to three (3) Persons in any 12 month period, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of such purchase rights in accordance with the terms and conditions of this Warrant, including, without limitation, payment of the Exercise Price, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3. Exercise of Warrant.

(a) Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, the Holder shall also have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Certificates for shares purchased hereunder shall be delivered to the Holder promptly following the exercise of this Warrant, but in no event later than three (3) Trading Days after the exercise date (the “Warrant Share Delivery Date”), and shall be free of restrictive legends. This Warrant shall be deemed to have been exercised and the Warrant Shares (to which the exercise relates) shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date of the latest to occur of (i) delivery to the Company of the Notice of Exercise Form, (ii) surrender of this Warrant and (iii) payment of the aggregate Exercise Price as set forth above and all taxes required to be paid by the Holder, if any, pursuant to Section 7 (“Exercise Date”).

(b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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(c) At any time during the Exercise Period when (a) a Restrictive Legend Event (as defined below) has occurred, the Holder may only exercise this Warrant (or the portion thereof being canceled) (a) if the “fair market value” (as calculated below) of one Share is greater than the Exercise Price and (b) in accordance with the next sentence. The Holder may exercise this Warrant by delivery of this Warrant at the principal office of the Company, together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula (such exercise pursuant to this Section 3(c), a “Cashless Exercise”):

X = Y (A-B)

A

Where:

X = the number of Shares to be issued to the Holders;

Y = the number of Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation);

A = the fair market value of one share of the Company’s Common Stock (at the date of such calculation); and

B = Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, the “fair market value” of one share of Common Stock shall mean (i) the volume-weighted average sales price for the Shares on the Trading Market as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the ten (10) consecutive Trading Days immediately preceding (but not including) the Exercise Date, or (ii) if the foregoing does not apply, the volume-weighted average sales price of the Shares during the same period in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for the Shares, the last bid price of the Shares as reported by Bloomberg or (iii) if none of the foregoing applies, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

(d) The Company shall provide to the Holder prompt written notice of any time that the Company is unable to issue the Warrant Shares via DWAC transfer (or otherwise without restrictive legend), because (a) the Securities and Exchange Commission (the “SEC”) has issued a stop order with respect to the registration statement covering the resale of the Warrant Shares, (b) the Commission otherwise has suspended or withdrawn the effectiveness of such registration statement, either temporarily or permanently, (c) the Company has suspended or withdrawn the

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effectiveness of such registration statement, either temporarily or permanently, or (d) otherwise (each a “Restrictive Legend Event”). To the extent that a Restrictive Legend Event occurs after the Holder has exercised this Warrant in accordance with Section 3 but prior to the delivery of the Warrant Shares, the Company shall (i) if the fair market value (as calculated above) of the Warrant Shares is greater than the Exercise Price, deliver that number of Warrant Shares to the Holder as should be delivered in a Cashless Exercise in accordance with this Section 3, and return to the Holder all consideration paid to the Company in connection with the Holder’s attempted exercise of this Warrant pursuant to Section 3, or (ii) if the fair market value (as calculated above) of the Warrant Shares is less than the Exercise Price, rescind the previously submitted Notice of Exercise and shall return all consideration paid by Holder for such shares upon such rescission. The Company shall give prompt written notice to the Holder of any cessation of a Restrictive Legend Event.

(e) If a Restrictive Legend Event has occurred and no exemption from the registration requirements is available (including, without limitation, under Section 3(a)(9) of the Securities Act by virtue of a Cashless Exercise), this Warrant shall not be exercisable. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

4. Limitations on Exercise of Warrant. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise (the “Maximum Percentage”). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-KSB, Form 10-QSB, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the

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Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

5. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

7. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event

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certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

8. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

9. Transfer, Division and Combination.

(a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 9(e) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

(b) This Warrant may be divided or combined with other Warrants (if such other Warrants are upon the same terms, other than number of Warrant Shares, as this Warrant) upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 9(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 9.

(d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration

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under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501 promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

10. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the exercise of this Warrant, the Warrant Shares so purchased shall be, and be deemed to be, issued to such Holder as the record owner of such shares as of the close of business on the Exercise Date with respect to such exercise.

11. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

13. Adjustments of Exercise Price and Number of Warrant Shares; Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. For example, if the Company declared a 1-for-4 reverse stock split and 400 Warrant Shares were purchasable hereunder, then immediately

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after such 1-for-4 reverse stock split the Warrant Shares purchasable hereunder would become 100 and the Exercise Price would become $14.00 per share. Such Exercise Price is obtained by multiplying the current $3.50 Exercise Price by 400 Warrant Shares purchasable under this example and dividing the product by 100 Warrant Shares purchasable after the 1-for-4 reverse stock split.

14. Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 14 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a Trading Market, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental

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Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

15. Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the greater of: (i) the Base Share Price or (ii) $2.50, and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 15 in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 15, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 15, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

16. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

17. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

9

18. Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with (other than a consolidation or merger in which the Company is the surviving corporation), or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least fifteen (15) days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least fifteen (15) days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 20(d).

19. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (the “Required Minimum”). If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the

10

number of shares of Common Stock that would result from the full exercise of the Warrant Shares at such time, as soon as practicable. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

20. Miscellaneous.

(a) Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Warrant, shall be brought solely in a federal or state courts located in the State of California. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the State of California and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the State of California. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

(b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

11

(c) Nonwaiver and Attorneys’ Fees. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If any action, suit, arbitration or other proceeding for the enforcement of this Warrant is brought with respect to or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that proceeding, in addition to any other relief to which it or he may be entitled.

(d) Notices. All notices that are required or may be given pursuant to this Warrant must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other Person or such other address as any party may provide to the other parties by notice in accordance with this section):

If to the Holder:

Attention:
Telephone:

With a copy to:

Attention:
Telephone:

If to the Company:

5858 Horton Street, Suite 375 Emeryville, CA 94608 Attention: Isaac Cohen Telephone: (510) 601-2000

With a copy to:

Greenberg Traurig, LLP Met Life Building 200 Park Avenue

12

New York, NY 10166 Attention: Robert H. Cohen, Esq. Telephone: (212) 801-9200

Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or, if mailed, when actually received.

(e) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(f) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

(g) Amendment. This Warrant may be modified or amended only with the written consent of the Company and the Holder. Waiver of any provision of this Warrant shall be in writing.

(h) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

13

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: ___________ ___, 2007

BIONOVO, INC.

By:
Name: Title:

14

NOTICE OF EXERCISE

To:	Bionovo, Inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of lawful money of the United States.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following:

[PURCHASER]

By:
Name: Title:

Dated:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:
Holder’s Address:

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 99.1

Company Contacts: Investors The Trout Group Ian Clements Tel: 415.392.3385 iclements(ãtroutgroup.com Media Katherina Audley Tel: 415.847.7295 katherina.audley(ãbionovo.com

Bionovo Announces Closing of Public Offering of Common Stock

Emeryville, CA – October 31, 2007 – Bionovo, Inc. (NASDAQ: BNVI), a leader in the discovery and development of safe and effective drugs in the areas of women's health and cancer, announced today that it has completed the previously announced public offering of 10,000,000 shares of its common stock at a public offering price of $2.50 per share and 5,000,000 warrants to purchase shares of common stock at $3.50 per share at a price of $0.10 per warrant. The net proceeds to the company of the offering were approximately $24.0 million, after payment of underwriting discounts and commissions, but excluding estimated offering expenses. Bionovo will use the proceeds to advance its clinical programs.

Bionovo has granted the underwriters a 30-day option to purchase up to an additional 15% of the offering to cover over-allotments. All of the shares were offered by Bionovo. BMO Capital Markets Corp. and Canaccord Adams Inc. acted as joint book-running managers for the offering, with Merriman Curhan Ford & Co. (Amex: MEM) acting as a co-manager.

Isaac Cohen, Chairman and CEO of Bionovo, said, “We’re pleased to have the funding to progress our clinical programs, as we strive to bring to market safe and effective therapeutics for currently unmet needs in women’s health. It is unfortunate that, despite new innovations like Bionovo’s, there are many women’s health issues that receive insufficient attention.”

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of common stock was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement and accompanying prospectus may be obtained from: BMO Capital Markets Corp., Attn: Prospectus Delivery Department, 3 Times Square, New York, New York 10036; Telephone: (212) 702-1969. A prospectus supplement relating to the offering has been filed with the SEC, and is available along with the base prospectus filed with the SEC in connection with the shelf registration, on the SEC's website at http://www.sec.gov.

Bionovo, Inc.

Bionovo is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women's health and cancer, markets with significant unmet needs and billions in potential annual revenue. The company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the NASDAQ Capital Market under the symbol, “BNVI”. For more information about Bionovo and its programs, visit http://www.bionovo.com.

Forward Looking Statements

This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

BIONOVO, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of Incorporation or Organization)

000-50073 (Commission File Number)	20-5526892 (I.R.S. Employer Identification No.)

5858 Horton Street, Suite 375
Emeryville, CA 94608
(Address of Principal Executive Offices)

(510) 601-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.

On November 13, 2007, Bionovo, Inc. (the “Company”) announced via press release the Company’s financial results for its third quarter ended September 30, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in the report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. This report on Form 8-K and the exhibits attached hereto contain certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Bionovo, Inc. dated November 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 13, 2007

BIONOVO, INC. (Registrant)
/s/ Isaac Cohen
Isaac Cohen
Chairman and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Bionovo, Inc. dated November 13, 2007.

Exhibit 99.1

BIONOVO ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS Emeryville, CA - November 13, 2007 -Bionovo, Inc (NASDAQ: BNVI) today announced financial results for the third quarter and nine months ended September 30, 2007.

Third Quarter Results

The company reported revenues for the three months ended September 30, 2007 of $243,375 compared to $3,750 for the same period in 2006. Revenues increased by $239,625 over the comparable period in 2006, representing our National Institute of Health grant drawdown from the Department of Health and Human Services for 2006. Revenues included $3,750 in amortization from the proceeds of our licensing and technology transfer agreement with United Biotechnology Corporation (“UBC”) of Taiwan. On October 15, 2007, Bionovo, Inc. terminated its Licensing and Technology Transfer Agreement dated November 3, 2003 (the “Agreement”) with UBC of Taiwan. Unamortized deferred revenue of $91,250 will be recognized in the next quarter. Total operating expenses for the three months ended September 30, 2007 were $3.6 million compared to $1.4 million for the same period in 2006.

The company reported a net loss for the three months ended September 30, 2007 of $3.2 million, or $0.05 per share, compared with a net loss of $1.3 million, or $0.03 per share, for the same period in 2006.

Nine Month Results

Revenues for the nine months ended September 30, 2007 were $250,875 compared with $11,250 for the same period in 2006. For the nine months ended September 30, 2007 total operating expenses were $9.9 million compared with $3.8 million for the same period in 2006.

The net loss for the nine months ended September 30, 2007 was $9.2 million, or $0.15 per share, compared with a net loss of $3.7 million, or $0.07 per share, for the same period in 2006. As of September 30, 2007, cash, cash equivalents and short-term investments totaled approximately $12.7 million.

Subsequent Events

On October 31, 2007, Bionovo, Inc. received $24.0 million, net of underwriting discount, from the closing of its public offering of 10.0 million shares of common stock at a price to the public of $2.50 per share and 5.3 million warrants to purchase shares of common stock at $3.50 per share at a price of $0.10 per warrant. Following the offering, the Company will have 76,036,435 outstanding shares of common stock. The underwriters may also purchase up to an additional 1,500,000 shares and warrants to purchase an additional 750,000 shares from Bionovo, Inc. within 30 days from the date of the closing to cover over-allotment of shares and warrants.

Third Quarter Company Highlights

*	Patient enrollment and dosing continues in the Phase 1 portion of the BZL101 Phase 1/2 clinical trial for advanced metastatic breast cancer.
*

Bionovo presented data on BZL101 at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics showing that BZL101 selectively elicits its cytotoxic activity on cancer cells while avoiding normal cells through the inhibition of glycolysis.

*

The results of the MF101 Phase 1/2 clinical trial were the top scoring abstract at the North American Menopause Society’s 18th Annual Meeting. Principal Investigator, Dr. Deborah Grady delivered the oral presentation, entitled, A Novel Selective Estrogen Receptor-Beta Agonist for the Treatment of Menopausal Hot Flushes.

*

Tom Chesterman was appointed as Senior Vice President and Chief Financial Officer in July 2007, bringing over 15 years of proven success and leadership in the biotechnology and telecommunications industries to the company.

Upcoming Conferences

*	December 6-7: BMO Healthcare Conference, New York City

The unaudited pro-forma balance sheet information in the accompanying balance sheet is provided as a result of the significant changes in the Company’s capital structure subsequent to the balance sheet date and assumes the transactions noted above that were completed subsequent to September 30, 2007 had occurred as of September 30, 2007.

A full quarterly financial report on Form 10-Q is expected to be filed by Tuesday, November 13.

Bionovo, Inc.

Bionovo is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women’s health and cancer, markets with significant unmet needs and billions in potential annual revenue. The company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the NASDAQ Capital Market under the symbol, “BNVI”. For more information about Bionovo and its programs, visit http://www.bionovo.com.

Forward Looking Statements

This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Contact:

Investors Relations

The Trout Group

Lauren Glaser

Tel: 415.392.3310

lglaser@troutgroup.com

Media Relations

Katherina Audley

Tel: 415.847.7295

katherina.audley@bionovo.com

Source: Bionovo, Inc.

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.)

(A Development Stage Company)

Condensed Statements of Operations

(Unaudited)

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006	Accumulated from February 1, 2002 (Date of inception) To September 30, 2007
Revenues	$243,375	$3,750	$250,875	$11,250	$328,615
Operating expenses:
Research and development	2,444,674	970,791	7,212,445	2,617,599	13,066,907
General and administrative	1,118,482	336,894	2,575,646	995,101	5,358,670
Sales and marketing	10,920	66,550	113,600	233,017	498,777
Merger cost					1,964,065
Total operating expenses	3,574,076	1,374,235	9,901,691	3,845,717	20,888,419
Loss from operations	(3,330,701)	(1,370,485)	(9,650,816)	(3,834,467)	(20,559,804)
Change in fair value of warrant liability	—	—	—	—	831,288
Interest income	170,272	58,566	517,958	189,655	928,430
Interest expense	(42,370)	(17,843)	(68,898)	(31,426)	(219,332)
Other income (expense)	(5,241)	—	(5,241)	—	(30,945)
Income (loss) before income tax	(3,208,040)	(1,329,762)	(9,206,997)	(3,676,238)	(19,050,363)
Income tax provision	—	(800)	(2,400)	(2,400)	(8,000)
Net loss	$(3,208,040)	$(1,330,562)	$(9,209,397)	$(3,678,638)	$(19,058,363)
Basic and diluted net loss per common share	$(0.05)	$(0.03)	$(0.15)	$(0.07)	$(0.55)
Shares used in computing basic and diluted net loss per common share	65,571,108	51,182,450	63,368,561	49,467,016	34,670,667

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.)

(A Development Stage Company)

Consolidated Balance Sheet

	Pro Forma September 30, 2007	September 30, 2007	December 31, 2006
	(Unaudited)	(Unaudited)	(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$36,584,259	$12,551,881	$2,571,439
Short-term investments	193,975	193,975	484,017
Receivables from officers and employees	1,796	1,796	1,796
Prepaid expenses and other current assets	547,643	547,643	183,528
Total current assets	37,327,673	13,295,295	3,240,780
Property and equipment, net	3,455,147	3,455,147	1,672,904
Other assets and patent pending, net	166,376	166,376	58,613
Total assets	$40,949,196	$16,916,818	$4,972,297
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$750,265	$750,265	$780,393
Accrued clinical costs	24,900	24,900	—
Accrued compensation and benefits	435,809	435,809	—
Current portion of lease obligation	710,643	710,643	292,333
Deferred revenue	15,000	15,000	15,000
Total current liabilities	1,936,617	1,936,617	1,087,726
Non-current portion of lease obligation	693,839	693,839	300,741
Non-current portion of deferred revenue	76,250	76,250	87,500
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 190,000,000 shares authorized; issued and outstanding shares: 66,036,435 at September 30, 2007; 51,337,224 at December 31, 2006; and 76,036,435 on an unaudited pro forma basis.	7,602	6,602	5,134
Additional paid-in capital	57,293,251	33,261,873	13,340,163
Accumulated deficit	(19,058,363)	(19,058,363)	(9,848,967)
Total shareholders’ equity	38,242,490	14,210,112	3,496,330
Total liabilities and shareholders’ equity	$40,949,196	$16,916,818	$4,972,297
*

The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-QSB

☒ Quarterly Report under Section 13 or 15(d) of the Securities
Exchange Act of 1934

For the quarterly period ended September 30, 2007

☐ Transition Report under Section 13 or 15(d) of the Exchange Act

For the transition period ____________ to ____________

Commission File Number 000-50073

BIONOVO, INC.

(Exact name of Small Business Issuer as Specified in Its Charter)

DELAWARE	20-5526892
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5858 Horton Street

Suite 375

Emeryville, California 94608

(Address of Principal Executive Offices)

510-601-2000
(Issuer’s Telephone Number, Including Area Code)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days ☒ Yes ☐ No

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

State the number of shares outstanding of each of the issuer’s classes of common stock: 76,036,435 shares of $0.0001 par value Common Stock outstanding at October 31, 2007.

Transitional Small Business Disclosure Format (check one): Yes ☐ No ☒

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.)

(A Development Stage Company)

Consolidated Balance Sheet

	Pro Forma (Note 13) September 30, 2007	September 30, 2007	December 31, 2006
	(Unaudited)	(Unaudited)	(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$36,584,259	$12,551,881	$2,571,439
Short-term investments	193,975	193,975	484,017
Receivables from officers and employees	1,796	1,796	1,796
Prepaid expenses and other current assets	547,643	547,643	183,528
Total current assets	37,327,673	13,295,295	3,240,780
Property and equipment, net	3,455,147	3,455,147	1,672,904
Other assets and patent pending, net	166,376	166,376	58,613
Total assets	$40,949,196	$16,916,818	$4,972,297

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$750,265	$750,265	$780,393
Accrued clinical costs	24,900	24,900	—
Accrued compensation and benefits	435,809	435,809	—
Current portion of lease obligation	710,643	710,643	292,333
Deferred revenue	15,000	15,000	15,000
Total current liabilities	1,936,617	1,936,617	1,087,726
Non-current portion of lease obligation	693,839	693,839	300,741
Non-current portion of deferred revenue	76,250	76,250	87,500
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 190,000,000 shares authorized; issued and outstanding shares: 66,036,435 at September 30, 2007; 51,337,224 at December 31, 2006; and 76,036,435 on an unaudited pro forma basis.	7,602	6,602	5,134
Additional paid-in capital	57,293,251	33,261,873	13,340,163
Accumulated deficit	(19,058,363)	(19,058,363)	(9,848,967)
Total shareholders’ equity	38,242,490	14,210,112	3,496,330
Total liabilities and shareholders’ equity	$40,949,196	$16,916,818	$4,972,297

See the accompanying notes to these condensed consolidated financial statements.

F-1

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.)

(A Development Stage Company)

Condensed Statements of Operations

(Unaudited)

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006	Accumulated from February 1, 2002 (Date of inception) To September 30, 2007
Revenues	$243,375	$3,750	$250,875	$11,250	$328,615
Operating expenses:
Research and development	2,444,674	970,791	7,212,445	2,617,599	13,066,907
General and administrative	1,118,482	336,894	2,575,646	995,101	5,358,670
Sales and marketing	10,920	66,550	113,600	233,017	498,777
Merger cost					1,964,065
Total operating expenses	3,574,076	1,374,235	9,901,691	3,845,717	20,888,419
Loss from operations	(3,330,701)	(1,370,485)	(9,650,816)	(3,834,467)	(20,559,804)
Change in fair value of warrant liability	—	—	—	—	831,288
Interest income	170,272	58,566	517,958	189,655	928,430
Interest expense	(42,370)	(17,843)	(68,898)	(31,426)	(219,332)
Other income (expense)	(5,241)	—	(5,241)	—	(30,945)
Income (loss) before income tax	(3,208,040)	(1,329,762)	(9,206,997)	(3,676,238)	(19,050,363)
Income tax provision	—	(800)	(2,400)	(2,400)	(8,000)
Net loss	$(3,208,040)	$(1,330,562)	$(9,209,397)	$(3,678,638)	$(19,058,363)
Basic and diluted net loss per common share	$(0.05)	$(0.03)	$(0.15)	$(0.07)	$(0.55)
Shares used in computing basic and diluted net loss per common share	65,571,108	51,182,450	63,368,561	49,467,016	34,670,667

See the accompanying notes to these condensed consolidated financial statements.

F-2

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.)

(A Development Stage Company)

Condensed Statements of Cash Flow

(Unaudited)

	Nine months ended September 30,				Accumulated from February 1, 2002 (Date of inception) To September 30,
	2007		2006		2007
Cash flows from operating activities:
Net loss		$(9,209,397)		$(3,678,638)	$(19,058,363)
Adjustments to reconcile net loss to cash used in operating activities:
Non-cash compensation expense for warrants issued					1,964,065
Non-cash compensation expense for options issued		837,018		371,941	1,301,547
Depreciation		476,426		165,797	763,097
Amortization of note discount					139,084
Amortization of intangible assets		5,738		2,970	10,811
Amortization of deferred stock compensation		—		(33,823)	16,472
Issuance of common stock for services				165,000	165,000
Change in fair value of warrant liability					(831,288)
Changes in operating assets and liabilities:
Prepaid and other current assets		(358,898)		(250,828)	(542,694)
Accounts payable and accrued expenses		405,680		144,640	1,168,906
Accrued pension payable		—		(84,000)	—
Deferred revenue		(11,250)		(11,250)	91,250
Other accrued liabilities		24,900			24,900
Net cash used in operating activities		(7,829,781)		(3,208,191)	(14,787,213)
Cash flows from investing activities:
Capital expenditures		(1,137,146)		(473,283)	(2,147,107)
Acquisition of intangible assets		(118,718)		(30,306)	(164,951)
Advance to officers					(1,796)
Purchases of available-for-sale investments		(485,000)		(3,358,955)	(7,233,609)
Proceeds from sales and maturities of investments		775,044		4,735,111	7,041,895
Net cash provided by (used in) investing activities		(965,820)		872,567	(2,505,568)
Cash flows from financing activities:
Proceeds from issuance of common stock and warrants, net		14,504,529		2,210,007	26,058,709
Proceeds from exercise of warrants and options		4,581,629		—	4,581,629
Payments under capital lease obligation		(310,115)		(265,073)	(658,275)
Payments on convertible notes payable					(50,000)
Payments for financing costs for convertible notes					(87,401)
Net cash provided by (used in) financing activities		18,776,043		$1,944,934	29,844,662
Net increase (decrease) in cash and cash equivalents		9,980,442		(390,690)	12,551,881
Cash and cash equivalents at beginning of period		2,571,439		4,588,400	—
Cash and cash equivalents at end of period		$12,551,881		$4,197,710	$12,551,881
Supplemental disclosure of cash flow information:
Interest paid		$68,898		$31,420	$203,405
Income taxes paid	$			$800	$4,800
Supplemental disclosure of non-cash investing and financing
Non-cash warrant expense for warrants issued	$		$		$1,964,065
Adjustment in warranty liability					7,030,026
Conversion of notes payable to common stock					450,000
Assets acquired under capital lease		1,211,148		593,015	2,160,762
Stock based compensation		837,018		371,941	1,301,547
Conversion of accrued interest payable					11,697
Issuance of common stock with reverse merger					400
Issuance of common stock for services	$			$165,000	$165,000

See the accompanying notes to these condensed consolidated financial statements.

F-3

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.)

(A Development Stage Company)

Statements of Stockholders’ Equity (Deficit)

(Unaudited)

	Common Stock		Additional	Deferred	Accumulated Deficit
	Number of Shares	Par Amount	Paid-in Capital	Stock Compensation	Development Stage	Total
Balances at December 31, 2002	20,400,000	$2,040	$(2,040)	$—	$—	$—
Comprehensive loss:
Net loss	—	—	—	—	(55,682)	(55,682)
Balances at December 31, 2003	20,400,000	$2,040	$(2,040)	$—	$(55,682)	$(55,682)
Stock-based compensation related to issuance of stock option grants	—	—	30,000		—	30,000
Net loss	—	—	—		(537,948)	(537,948)
Balances at December 31, 2004	20,400,000	$2,040	$27,960	$—	$(593,630)	$(563,630)
Issuance of common stock from private placement net of financing cost	4,000,000	400	(400)		—
Issuance of common stock upon exercise of warrants	20,461,000	2,046	9,930,370		—	9,932,416
Issuance of common stock upon exercise of stock options	1,251,448	125	461,697		—	461,822
Stock-based compensation related to issuance of stock option grants	—	—	16,472	(8,236)	—	8,236
Net loss	—	—	—		(3,637,537)	(3,637,537)
Balances at December 31, 2005	46,112,448	$4,611	$10,436,099	$(8,236)	$(4,231,167)	$6,201,307
Issuance of common stock from private placement net of financing cost	5,024,776	503	2,304,555		—	2,305,058
Issuance of common stock upon exercise of warrants	200,000	20	164,980		—	165,000
Issuance of common stock upon exercise of stock options	—	—	—	(8,236)	—	8,236
Stock-based compensation related to issuance of stock option grants	—	—	434,529		—	434,529
Net loss	—	—	—		(5,617,800)	(5,617,800)
Balances at December 31, 2006	51,337,224	$5,134	$13,340,163	$—	$(9,848,967)	$3,496,330
Issuance of common stock from private placement net of financing cost (unaudited)	10,521,000	1,051	14,503,478		—	14,504,529
Issuance of common stock upon exercise of warrants (unaudited)	4,108,211	410	4,536,471		—	4,536,881
Issuance of common stock upon exercise of stock options (unaudited)	70,000	7	44,743		—	44,750
Stock-based compensation related to issuance of stock option grants (unaudited)	—	—	837,018		—	837,018
Net loss (unaudited)	—	—	—		(9,209,396)	(9,209,396)
Balances at September 30, 2007 (unaudited)	66,036,435	$6,602	$33,261,873	$—	(19,058,363)	$14,210,112

See the accompanying notes to these condensed consolidated financial statements.

F-4

Note 1. Business and Summary of Significant Accounting Policies: Business and Basis of Presentation

We are a clinical stage drug discovery and development company focusing on women’s health and cancer, two large markets with significant unmet needs. Building on our understanding of the biology of menopause and cancer, we design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of our clinical trials and preclinical studies to date, we believe that we have discovered new classes of drug candidates with the potential to be leaders in their markets.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. These condensed consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements of Bionovo, Inc. (unless the context indicates otherwise, together with its wholly-owned subsidiary Bionovo Biopharmaceuticals, Inc., the “Company” or “Bionovo”) for the fiscal years ended December 31, 2006 and 2005 included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. In the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the consolidated financial position of the Company as of September 30, 2007, and the results of operations and cash flows for the three and nine months ended September 30, 2007 and 2006. The results of the Company’s operations for the interim periods presented are not necessarily indicative of operating results for the full fiscal year or any future interim period.

Basis of Consolidation

The consolidated financial statements include the accounts of Bionovo, Inc. and its wholly owned subsidiary Bionovo Biopharmaceuticals Inc. All significant inter-company balances and transactions have been eliminated.

Formation of the Company

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.) was incorporated in Nevada on January 29, 1998, and subsequently reincorporated in the State of Delaware on June 29, 2005. On April 6, 2005, Bionovo, Inc. (then known as Lighten Up Enterprises International, Inc.) acquired all the outstanding shares of Bionovo Biopharmaceuticals, Inc. (then known as Bionovo, Inc.) (“BIOPHARMA”), in exchange for 37,842,448 restricted shares of its common stock in a reverse triangular merger (the “Merger”). The acquisition has been accounted for as a reverse merger (recapitalization) with BIOPHARMA deemed to be the accounting acquirer. Accordingly, the historical financial information presented herein are those of BIOPHARMA, as adjusted to give effect to any difference in the par value of the issuer’s and the accounting acquirer’s stock with an offset to capital in excess of par value, and those of BIOPHARMA (the legal acquirer) since the Merger. The retained earnings of the accounting acquirer have been carried forward after the acquisition and BIOPHARMA’s basis of its assets and liabilities were carried over in the recapitalization. Operations prior to the Merger are those of the accounting acquirer.

Development Stage Company

The Company has not generated any significant revenue since inception. The accompanying financial statements have, therefore, been prepared using the accounting formats prescribed by SFAS No. 7 for a development stage enterprise (DSE). Although the Company has recognized some nominal amount of revenue, the Company still believes it is devoting substantial efforts on developing the business and, therefore, still qualifies as a DSE.

The Company is a development stage entity and is primarily engaged in the development of pharmaceuticals, derived from botanical sources, to treat cancer and women’s health. The initial focus of the Company’s research and development efforts will be the generation of products for the treatment of breast, and other cancers and to alleviate the symptoms of menopause. The production and marketing of the Company’s products and its ongoing research and development activities are and will continue to be subject to extensive regulation by numerous governmental authorities in the United States. Prior to marketing in the United States, any drug developed by the Company must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process implemented by the Food and Drug Administration

F-5

(FDA) under the Food, Drug and Cosmetic Act. The Company has limited experience in conducting and managing the preclinical and clinical testing necessary to obtain regulatory approval. There can be no assurance that the Company will not encounter problems in clinical trials that will cause the Company or the FDA to delay or suspend clinical trials.

The Company’s success will depend in part on its ability to obtain patents and product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to the Company will not be challenged, invalidated, or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to the Company.

Note 2. Summary of Significant Accounting Policies

There have been no significant changes in Bionovo’s significant accounting policies during the three and nine months ended September 30, 2007 as compared to what was previously disclosed in Bionovo’s Annual Report on 10-KSB for the year ended December 31, 2006.

Use of Estimates

The preparation of consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Management makes estimates that affect deferred income tax assets, estimated useful lives of property and equipment, accrued expenses, fair value of equity instruments and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the year in which such adjustments are determined.

Concentration of Credit risk

Financial instruments potentially subjecting Bionovo to concentrations of credit risk consist primarily of cash, cash equivalents and marketable debt securities. Bionovo generally invests excess cash in low risk, liquid instruments. Cash Equivalents. The Company considers all highly liquid investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. As of September 30, 2007, the Company maintains its cash and cash equivalents with a major investment firm and a major bank. Cash Concentration. The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses on such accounts.

Recent Accounting Pronouncements

In June 2007, the FASB ratified Emerging Issue Task Force (“EITF”) Issue No. EITF 06-11 Accounting for the Income Tax Benefits of Dividends on Share-Based Payment Awards (“EITF 06-11”). EITF 06-11 provides that tax benefits associated with dividends on share-based payment awards be recorded as a component of additional paid-in capital. EITF 06-11 is effective, on a prospective basis, for fiscal years beginning after December 15, 2007. The Company is currently assessing the impact of EITF 06-11 on its financial position and results of operations.

In June 2007, the FASB issued EITF Issue No. 07-03, Accounting for Non-Refundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities (“EITF 07-03”). EITF 07-03 provides guidance on whether non-refundable advance payments for goods that will be used or services that will be performed in future research and development activities should be accounted for as research and development costs or deferred and capitalized until the goods have been delivered or the related services have been rendered. EITF 07-03 is effective for fiscal years beginning after December 15, 2007. We do not expect our adoption of this new standard to have a material impact on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other

F-6

items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We have not decided if we will choose to measure any eligible financial assets and liabilities at fair value.

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurement” (FAS 157). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We have not determined the effect that the adoption of FAS 157 will have on our consolidated results of operations, financial condition or cash flows, if any. In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) (SFAS 158). Under SFAS 158, companies must: a) recognize a net liability or asset to report the funded status of their plans on their statement of financial position, b) measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year, and c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur in comprehensive income. The Company adopted the measurement date provisions of SFAS 158 effective October 1, 2006. The Company will adopt the recognition provisions of SFAS 158 as of the end of fiscal year 2007 as required by SFAS 158. Effective January 1, 2006, the Company no longer contributed to the Simplified Employee Pension Plan. (See Note 9)

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”), which provides clarification related to the process associated with accounting for uncertain tax positions recognized in financial statements. FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. FIN 48 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. We adopted FIN 48 on January 1, 2007 and there was no impact to our financial statements.

In December 2006, the FASB issued FASB Staff Position EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”), which provides guidance on the accounting for registration payment arrangements. FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. A registration payment arrangement is defined in FSP EITF 00-19-2 as an arrangement with both of the following characteristics: (1) the arrangement specifies that the issuer will endeavor (a) to file a registration statement for the resale of specified financial instruments and/or for the resale of equity shares that are issuable upon exercise or conversion of specified financial instruments and for that registration statement to be declared effective by the Securities and Exchange Commission within a specified grace period, and/or (b) to maintain the effectiveness of the registration statement for a specified period of time (or in perpetuity); and (2) the arrangement requires the issuer to transfer consideration to the counterparty if the registration statement for the resale of the financial instrument or instruments subject to the arrangement is not declared effective or if effectiveness of the registration statement is not maintained. FSP EITF 00-19-2 is effective for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of FSP EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. The adoption of FSP EITF 00-19-2 on January 1, 2007 did not have a material impact on the Company’s financial position or results of operations.

F-7

Note 3. Stock-Based Compensation

The Company’s stock-based compensation primarily consists of the following:

Stock Options:

On April 6, 2005, in connection with the completion of its reverse merger with Bionovo Biopharmaceuticals, the Company assumed and adopted the Stock Incentive Plan (the “Plan”) which authorized 3,496,788 shares of common stock for issuance.

The Board approved Amendment No. 4 to the Plan to increase the number of shares covered by, and reserved for issuance under, the Plan from 3,496,788 shares to 6,496,788 shares, which was approved by the shareholders at the Company’s annual meeting held on May 17, 2006.

The Company generally grants stock options to employees and directors at exercise prices equal to the fair market value of the Company’s stock at the dates of grant. Stock options are typically granted throughout the year, generally vest four years thereafter and expire 10 years from the date of the award. The Company recognizes compensation expense for the fair value of the stock options over the requisite service period for each separate vesting portion of the stock option award. As of September 30, 2007 a total of 4,777,254 shares are outstanding under the Plan, with a balance of 1,649,534 shares available for future issuance.

Restricted Stock: The Company awards shares of stock to employees and directors and consultants that are restricted. During the period of restriction, the holder of restricted stock has voting rights and is entitled to receive all distributions including dividends paid with respect to the stock. The Company recognizes stock compensation expense relating to the issuance of restricted stock based on the market price on the date of award over the period during which the restrictions expire, which is generally one year from the date of grant, on a straight-line basis. All restricted stock grants are approved by the Company’s Board of Directors. There were no restricted stock awards as of September 30, 2007.

Valuation Assumptions

The Company utilizes Black-Scholes option-pricing model to estimate the fair value of share-based awards. The Black-Scholes model is affected by Bionovo’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

The fair value of options was estimated at the date of grant using the Black-Scholes option pricing model. The assumptions used for the nine months ended September 30, 2007 and 2006 and the resulting estimates of weighted-average fair value per share of options granted during these periods are as follows:

	Nine months ended September 30,
	2007	2006
Expected life (in years)	5	5
Average risk-free interest rate	4.2%	4.0%
Expected volatility	93%	90%
Expected dividend yield	0%	0%

The expected term of employee stock options represents the period the stock options are expected to remain outstanding from date of grant and is based on the guidance of SAB No.107, accordingly the period is the average of the vesting period and the term of the option. The risk-free interest rate is based on the U.S. treasury yield curve in effect as of the grant date. Expected volatility was determined using an average volatility of a peer group and the volatility of the Company’s own stock. Management determined that utilizing only the volatility measured by the Company was not meaningful pursuant to limited stock trading activity and history.

F-8

General Option Information

The following is a summary of changes to outstanding stock options during the three and nine months ended September 30, 2007

	Number of shares	Weighted- average exercise price	Weighted- average remaining contractual life in years	Aggregate intrinsic value
Options outstanding at January 1, 2007	2,952,254	$0.74	8.08	$4,398,858
Options granted	2,392,500	3.30	—	—
Options exercised	(70,000)	0.64	—	—
Options cancelled and forfeitures	(497,500)	—	—	—
Options outstanding at September 30, 2007	4,777,254	1.89	7.68	9,381,873
Options vested and expected to vest at September 30, 2007	4,777,254	1.89	7.68	9,381,873
Options exercisable at September 30, 2007	2,224,754	$0.62	4.71	$7,177,397

At September 30, 2007, there were 1,649,534 shares available for grant under the employee stock option plan.

The table below presents information related to stock option activity for the three and nine month periods ended September 30, 2007 and 2006 (in thousands):

	Nine months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Total intrinsic value of stock options exercised	$28,500	$—	$341,350	$—
Cash received from stock options exercises	(9,000)	—	(44,750)	—
Gross income tax benefit from the exercise of stock options	$19,500	$—	$296,600	$—

The aggregate intrinsic value of $10,486,545 as of September 30, 2007 is based on Bionovo’s closing stock price of $3.85 on September 28, 2007, and represents the total pretax intrinsic value, which would have been received by the option holders had all option holders exercised their options as of that date. The total intrinsic value of options exercised during the three months ended September 30, 2007 was $28,500, as 10,000 options were exercised. There were 2,224,754 in-the-money options exercisable as of September 30, 2007 was with an aggregate intrinsic value of $7,177,397.

As of September 30, 2007, the total remaining unrecognized compensation cost related to non-vested stock options and restricted stock awards, net of forfeitures, was approximately $6,196,819. That cost is expected to be recognized over a weighted-average period of three years.

The following table summarizes stock compensation expense related to employee stock options and employee stock based compensation for the three and nine months ended September 30, 2007 which was incurred as follows:

	Three months ended September 30, 2007	Nine months ended September 30, 2007
Research and development	$261,871	$526,759
General and administrative	239,966	310,259
Stock compensation expense	$501,837	$837,018

The weighted-average estimated fair value of stock options granted (based on grant date) during the nine months ended September 30, 2007 and 2006 was $3.30 and $1.60 per share, respectively. For the nine

F-9

months ended September 30, 2007 and 2006 the Company granted stock options to employees and consultants totaling 2,387,500 and 200,000 shares respectively.

Warrants information

A summary of warrants for the nine months ended September 30, 2007 is as follows:

	Number of shares	Weighted average exercise price	Aggregate Price
Balance at December 31, 2006	4,832,248	$0.74	$3,559,357
Warrants granted	4,418,820	2.13	9,389,993
Warrants exercised	(4,108,210)	1.10	(4,535,528)
Warrants cancelled	—	—	—
Warrants expired	—	—	—
Balance at September 30, 2007	5,142,858	$1.64	$8,413,822

Note 4. Net Loss Per Share

Basic net income (loss) per share is computed using the weighted average number of outstanding shares of common stock and diluted net income (loss) per share is computed using the weighted average number of outstanding shares of common stock and dilutive potential common shares during the period. Potential common shares that are anti-dilutive are excluded from the computation of diluted net income (loss) per share.

Statement of Financial Accounting Standards No. 128, “Earnings per Share,” requires that employee equity share options, nonvested shares and similar equity instruments granted by Bionovo be treated as potential common shares outstanding in computing diluted earnings per share. Diluted shares outstanding include the dilutive effect of in-the-money options which is calculated based on the average share price for each fiscal period using the treasury stock method. Under the treasury stock method, the amount the employee must pay for exercising stock options, the amount of compensation cost for future service that Bionovo has not yet recognized, and the amount of benefits that would be recorded in additional paid-in capital when the award becomes deductible are assumed to be used to repurchase shares.

The potential shares, which are excluded from the determination of basic and diluted net loss per share as their effect is anti-dilutive, are as follows:

	Nine months ended September 30,
	2007	2006
Outstanding stock options	4,777,254	2,952,254
Outstanding stock options - outside plan	103,212	103,212
Warrants to purchase common shares	5,142,858	4,978,598
	10,023,324	8,034,064

Intangible assets - Patent Costs

Intangible assets consist of patent licensing costs incurred to date. The Company is amortizing the patent cost incurred to date, over a 15 year period. If the patents are not awarded, the costs related to those patents will be expensed in the period that determination is made. The Company has net carrying amount of $171,592 in patent licensing costs as of September 30, 2007. Amortization expense charged to operations for the three months ended September 30, 2007 and 2006 was $3,040 and $1,137 respectively. Amortization expense charged to operations for the nine months ended September 30, 2007 and 2006 was $5,738 and $2,970 respectively.

Note 5. Comprehensive Loss

Comprehensive loss consists of net loss and other gains and losses affecting shareholders’ equity that, under generally accepted accounting principles are excluded from net loss in accordance with Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income.” The Company, however,does not have any components of other comprehensive loss as defined by SFAS No. 130 and therefore, for the three and nine months ended

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September 30, 2007 and 2006, comprehensive loss is equivalent to the Company’s reported net loss. Accordingly, a separate statement of comprehensive loss is not presented.

Note 6. Cash, Cash Equivalents and Short-Term Investments

The following summarizes the fair value of the Company’s cash, cash equivalents and short-term investments:

	September, 30 2007	December, 31 2006
Cash and cash equivalents:
Money market fund	$12,551,881	$2,571,439
Short-term investments:
Certificate of Deposits	$193,975	$484,017

The Company considers all highly liquid investments purchased with a maturity of six months or less to be cash equivalents. All short-term investments at September 30, 2007 mature in less than one year. The Company places its cash, cash equivalents and short term investments in money market funds, commercial paper and corporate and government notes.

Note 7. Liquidity

The Company’s growth has been funded through a combination of public offering, private equity, debt, and lease financing. The Company has no significant operating history and, from February 1, 2002, (inception) to September 30, 2007, has generated a net loss of $19.1 million. During the nine-month period ended September 30, 2007, the Company obtained additional financing through a private placement of common shares and the exercise of warrants.

As of September 30, 2007, the Company had approximately $12,551,881 of unrestricted cash and $193,975 in short-term securities. For the nine-month period ended September 30, 2007, revenues consisted of $239,625 from a grant draw down for 2006 from the National Institute of Health, Department of Health and Human Services and $3,750 from a license agreement with United Biotechnology Corporation of Taiwan. On October 15, 2007, the Company terminated its Licensing and Technology Transfer Agreement dated November 3, 2003 (the “Agreement”) with United Biotechnology Corporation (“UBC”) of Taiwan. (See Note 8) The Company will be eligible for three additional draw downs from the National Institute of Health, of $239,625 each in 2007, 2008 and 2009, subject to certain terms and conditions..

On October 31, 2007, the Company received $24.0 million, net of underwriting discount, from the closing of its public offering of 10.0 million shares of common stock at a price to the public of $2.50 per share and 5.3 million warrants to purchase shares of common stock at $3.50 per share at a price of $0.10 per warrant. Following the offering, the Company will have 76,036,435 shares of common stock, outstanding (See Note 13). The underwriters may also purchase up to an additional 1,500,000 shares and warrants to purchase an additional 750,000 shares from us within 30 days from the date of this closing to cover over-allotment of shares and warrants.

The Company believes that it currently has sufficient cash and financing commitments to meet its funding requirements over the next year. However, the Company has experienced and continues to experience negative operating margins and negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment.

Note 8. License Agreement

In 2003, the Company entered into a licensing and technology transfer agreement with a Taiwanese biotech corporation wherein the rights to certain technology restricted to a certain geographic region were transferred to the Taiwanese corporation for a period of 10 years, which will automatically renew for periods of 3 years, unless a 12-month written notice is given by either party to the agreement. The license agreement was for a one-time fee of $150,000 and future royalties based on a percentage of future sales. On October 15, 2007, the Company terminated its Licensing and Technology Transfer Agreement dated November 3, 2003 (the “Agreement”) with United Biotechnology Corporation (“UBC”) of Taiwan. This termination followed notice of material breach of the Agreement by UBC. All rights under the agreement are now revoked and revert to the Company, and there is no continuing obligation

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to UBC beyond the confidentiality provisions in the Agreement and the Company will recognize $91,250 in unamortized deferred revenue in the next quarter. (See Note 13)

Note 9. Simplified Employee Pension Plan

The Company has a Simplified Employee Pension Plan (the “Plan”), which covers two officers of the Company. The Plan was established in 2004 and is administered by an outside administrator.

In 2006, the Company created a 401(k) Plan (“Plan”) to provide retirement and incidental benefits for its employees. Employees may contribute from 1% to 15% of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. Effective January 1, 2006, the Company no longer contributed to the Simplified Employee Pension Plan.

Note 10. Stockholder’s Equity

In April and May 2005 the Company completed private placements selling 20,461,000 shares of common stock to accredited investors at a price of $0.50 per share. The Company received gross proceeds of $10,230,500. As part of the closing of the private placements the Company issued five-year warrants to purchase a total of 2,557,625 shares of common stock at an exercise price of $0.75 per share and 2,557,625 shares of common stock at an exercise price of $1.00 per share. The warrants are exercisable in whole or part until May 5, 2010.

In connection with the closing of the private placements, the Company issued five-year placement agent warrants to Duncan Capital, LLC as partial compensation for acting as placement agent in the transaction. These placement agent warrants are exercisable in whole or in part, at an exercise price of $0.50 per share, before May 5, 2010 for up to 2,136,100 shares of common stock. In connection with the closing of the private placements, on April 6, 2005, the convertible notes resulting from the September 30, 2004 bridge financing of $500,000 were converted into common stock at $0.36 per share or repaid. The aggregate principal amount of the convertible secured notes of $450,000 was converted into a total of 1,251,448 shares of common stock. The remaining $50,000 principal and applicable interest was repaid from the proceeds of the private placements described above.

In connection with the closing of the Merger on April 6, 2005, the Company issued five-year warrants to Duncan Capital, LLC as partial compensation for its advisory services relating to the merger. These reverse merger warrants are exercisable in whole or in part, at an exercise price of $0.01 per share, before April 6, 2010 for up to 1,979,630 shares of common stock. On March 15, 2006, Duncan Capital, LLC exercised the warrant for an aggregate amount of $19,796.30.

On March 17, 2006, the Company issued a call notice to all holders of the common stock purchase warrants ($0.75 exercise price) issued in the April 6, 2005 and May 5, 2005 private placements. Section 3(c) of the warrants permit the Company to call for cancellation all or a part of the unexercised portion of the warrants upon the occurrence of certain events. The events required are (i) an effective registration statement registering the resale of the shares of common stock underlying the warrants, (ii) the closing bid price of the common stock for each of the ten (10) consecutive trading days equals or exceeds $0.9375 and (iii) the average daily trading volume of the common stock for such ten (10) days period equals or exceeds 100,000 shares. As of March 16, 2006, each of the foregoing events had occurred. The holders of these warrants had until April 10, 2006 to exercise all or a portion of the unexercised portion of such warrants, and any such warrants not so exercised will automatically be canceled on that date. As of March 31, 2006, warrant holders exercised warrants representing 1,085,625 shares, for which the Company received $844,687.50. As of April 10, 2006, warrant holders exercised warrants to purchase an additional 1,585,437 shares at exercise prices of $0.75 and $1.00, for which the Company received $1,202,594. Pursuant to warrants not being exercised by April 10, 2006, warrants representing 62,500 shares exercisable at $0.75 per share, were cancelled. Of the 2,671,062 exercised, warrants exercisable at $0.75 per share represented 2,495,125 shares, while warrants exercisable at $1.00 per share represented 175,937 shares. In June 2006, certain warrant holders exercised common stock purchase warrants representing 140,234 shares, for which the Company received $55,429. In July 2006, certain warrant holder’s exercised common stock purchase warrants representing 87,500 shares, for which the Company received $87,500. On January 19, 2007, the Company completed a private placement to accredited investors of approximately 10,521,000 shares of our common stock, at a purchase price of $1.50 per share, which is

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equal to a 4.5% discount from the average closing market price of its common stock over the twenty day period ending on the pricing date of January 12, 2007, for gross proceeds of $15,781,500. As part of the private placement, the investors were issued five-year warrants to purchase up to an aggregate of 3,682,350 shares of our common stock, at an initial exercise price of $2.25. The warrants are callable by the Company when the trailing 10-day average of the closing market share price of our common stock equals or exceeds $2.75. Holders of called warrants will have 60 days to exercise their warrants after the call notice.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us largely to fund the Phase I and II clinical trials for our products and for working capital and other general corporate purposes. At the closing of the private placement, we paid Cambria Capital, LLC and Blaylock Capital, LLC, the placement agents for the private placement, cash compensation of an aggregate of $1,262,520 and five-year warrants to purchase up to an aggregate of 736,470 shares of our common stock, at an exercise price of $1.50.

The Company has agreed, pursuant to the terms of the registration rights agreements with the investors, to (i) use our best efforts to file a shelf registration statement with respect to the resale of the shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the closing date; (ii) use our best efforts to have the shelf registration statement declared effective by the SEC within 90 days after the filing deadline (or 120 days in the event of a full review of the shelf registration statement by the SEC), (iii) use our commercially reasonable efforts to keep the shelf registration statement effective until all registrable securities (a) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (b) may be sold under Rule 144(k) under the Securities Act. The Company filed a registration statement with the SEC on Form SB-2 on February 12, 2007.

The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement submitted a subscription agreement and investor questionnaire in which the investor made certain representations and warranties as to their status as an “accredited investor.” The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each certificate representing shares of common stock and each warrant sold in the private placement contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

On March 9, 2007, the Company issued a call notice to all holders of the common stock purchase warrants ($1.00 exercise price) issued in the April 6, 2005 and May 5, 2005 private placements. Section 3(c) of the warrants permit the Company to call for cancellation all or a part of the unexercised portion of the warrants upon the occurrence of certain events. The events required are (i) an effective registration statement registering the resale of the shares of common stock underlying the warrants, (ii) the closing bid price of the common stock for each of the ten (10) consecutive trading days equals or exceeds $1.25 and (iii) the average daily trading volume of the common stock for such ten (10) days period equals or exceeds 100,000 shares. As of March 8, 2007, each of the foregoing events had occurred. The holders of these warrants had until March 31, 2007 to exercise all or a portion of the unexercised portion of such warrants, and any such warrants not so exercised will automatically be canceled on that date. As of March 31, 2007, warrant holders exercised warrants representing 2,242,625, shares, for which the Company received $2,242,625. As of March 31, 2007, all of the $1.00 warrants from the April 6, 2005 and May 5, 2005 private placements have been exercised pursuant to this call notice, or exercised prior to the call notice.

During the first quarter ended March 31, 2007, certain warrant holder’s exercised common stock purchase warrants representing 814,134 shares, for which the Company received $420,092. During the second quarter ended June 30, 2007, certain warrant holder’s exercised common stock purchase warrants representing 413,951 shares, for which the Company received $495,301. During the three-month period ended September 30, 2007 certain warrant holders exercised common stock purchase warrants representing 637,500 shares, for which the Company received $927,500.

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On October 31, 2007, the Company received $24.0 million, net of underwriting discount, from the closing of its public offering of 10.0 million shares of common stock. (See Note 13)

Note 11. Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Merrill Lynch Bank USA has issued a Letter of Credit to the Company, in the approximate aggregate amount of $381,000, to secure the Company’s lease of laboratory equipment. The Company collateralized the Letter of Credit with a cash deposit in the approximate amount of $381,000.

The Company has received a loan commitment from General Electric which allowed the Company to purchase $852,000 of laboratory equipment from Agilent Technologies, Inc. (“Agilent”). The loan is for three years, with a 25% down payment. In June 2007 the Company accepted delivery of the Agilent equipment.

Note 12. Income Tax

Bionovo records a tax provision for the anticipated tax consequences of the reported results of operations. In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, the provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for the operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. Bionovo records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. Management believes that sufficient uncertainty exists regarding the future realization of deferred tax assets and, accordingly, a full valuation allowance has been provided against net deferred tax assets. Tax expense has taken into account any change in the valuation allowance for deferred tax assets where the realization of various deferred tax assets is subject to uncertainty.

We adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109, or FIN 48, on January 1, 2007. We did not have any unrecognized tax benefits and there was no effect on our financial condition or results of operations as a result of implementing FIN 48.

We file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. We are subject to U.S. federal or state income tax examinations by tax authorities for all years in which we reported net operating losses that are being carried forward for tax purposes. We do not believe there will be any material changes in our unrecognized tax positions over the next 12 months.

We recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN 48, we did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized for the period ended September 30, 2007.

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Note 13. Subsequent Event

Public Offering of Common Shares

On October 31, 2007, the Company received $24.0 million, net of underwriting discount, from the closing of its public offering of 10.0 million shares of common stock at a price to the public of $2.50 per share and 5.3 million warrants to purchase shares of common stock at $3.50 per share at a price of $0.10 per warrant. Following the offering, the Company will have 76,036,435 shares of common stock, outstanding. The underwriters may also purchase up to an additional 1,500,000 shares and warrants to purchase an additional 750,000 shares from us within 30 days from the date of this closing to cover over-allotment of shares and warrants.

The unaudited pro-forma balance sheet information in the accompanying balance sheet is provided as a result of the significant changes in the Company’s capital structure subsequent to the balance sheet date and assumes the transactions noted above that were completed subsequent to September 30, 2007 had occurred as of September 30, 2007.

License Agreement

On October 15, 2007, the Company terminated its Licensing and Technology Transfer Agreement dated November 3, 2003 (the “Agreement”) with United Biotechnology Corporation (“UBC”) of Taiwan. This termination followed notice of material breach of the Agreement by UBC. All rights under the agreement are now revoked and revert to the Company, and there is no continuing obligation to UBC beyond the confidentiality provisions in the Agreement. Unamortized deferred revenue of $91,250 will be recognized in the next quarter.

Legal

On October 16, 2007, the former CFO of the Company filed a complaint against Bionovo, Inc. and two of its officers, alleging breach of contract as a result of the rescission of the employment agreement in September 2007. This complaint was filed with the Superior Court of the State of California in and for the County of Alameda.

As a part of his compensation, Mr. Stapleton was to receive 300,000 shares of common stock, followed by an additional 300,000 shares of common stock over a two-year period from the date of grant subject to various limitations. In his complaint, Mr. Stapleton alleges that the Company failed to accelerate the vesting of the 300,000 shares to him, thereby breaching the employment agreement.

In the opinion of management, the ultimate outcome of this matter will not materially affect the Company’s financial position, results of operations or cash flows and we have not accrued any amounts for a contingent liability.

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Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This Discussion and Analysis should be read in conjunction with our audited financial statements and accompanying footnotes included in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

This section contains forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including those identified in our most recently filed Annual Report Form 10-KSB and our registration statement on Form SB-2 and those described elsewhere is this Report under the heading “Risk Factors” that may cause actual results to differ materially from those discussed in, or implied by, such forward-looking statements.

Forward-looking statements within this Form 10-QSB are identified by words such as “believes,” “anticipates,” “expects,” “intends,” “may,” and other similar expressions. However, these words are not the only means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Actual results could differ materially from those anticipated in, or implied by, forward-looking statements as a result of various factors, including the risks outlined elsewhere in this Report.

Overview

We completed a reverse merger transaction on April 6, 2005 with Lighten Up Enterprises International, Inc., or Lighten Up, a Nevada corporation initially formed on January 29, 1998. Until the merger, Lighten Up engaged in the development, publishing, marketing and sale of a cook book of recipes, which we discontinued following the merger and succeeded to the business of Bionovo Biopharmaceuticals, Inc. The directors and management of Bionovo Biopharmaceuticals thereupon became the directors and management of Lighten Up. Bionovo Biopharmaceuticals has been considered the acquirer in this transaction, frequently referred to as a “reverse merger” of a shell company, and accounted for as a recapitalization. Bionovo Biopharmaceuticals’ financial statements are the historical financial statements of the post-merger entity, Bionovo, Inc. Accordingly, no goodwill or other adjustment in basis of assets is recorded, the shares of the shell, the legal surviving entity, are treated as issued as of the date of the transaction, and the shares held by the controlling shareholders after the transaction, are treated as outstanding for the entirety of the reporting periods. Bionovo Biopharmaceuticals, Inc. was incorporated and began operations in the State of California in February 2002 and subsequently reincorporated into the State of Delaware in March 2004. Until June 28, 2005, the name of Bionovo Biopharmaceuticals was Bionovo, Inc. On June 29, 2005, we changed our corporate name from Lighten Up Enterprises International, Inc. to Bionovo, Inc. and changed our state of incorporation from Nevada to Delaware. Bionovo Biopharmaceuticals currently remains a wholly-owned subsidiary of Bionovo, Inc.

The historical information in this quarterly report is that of Bionovo Biopharmaceuticals as if Bionovo Biopharmaceuticals had been the registrant for all the periods presented in this quarterly report. The historical information in the Management’s Discussion and Analysis or Plan of Operation and the audited consolidated financial statements presented in this quarterly report include those of Bionovo Biopharmaceuticals prior to the reverse merger, as these provide the most relevant information for us on a continuing basis. As of September 30, 2007, we had an accumulated deficit of $19.1 million. Historically we have funded our operations primarily through private placements and public offerings of our capital stock, equipment lease financings, license fees and interest earned on investments. On October 31, 2007, the Company received $24.0 million, net of underwriting discount, from the closing of its public offering of 10.0 million shares of common stock at a price to the public of $2.50 per share. (See Note 13)

Business

We are a clinical stage drug discovery and development company focusing on women’s health and cancer, two large markets with significant unmet needs. Building on our understanding of the biology of menopause and cancer, we design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of our clinical trials and preclinical studies to date, we believe that we have discovered new classes of drug candidates with the potential to be leaders in their markets.

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Our lead drug candidate, MF101, represents a new class of receptor sub-type selective estrogen receptor modulator (SERM) for the treatment of vasomotor symptoms of menopause, or “hot flashes.” We have designed MF101, an orally delivered product, to selectively modulate estrogen receptor beta (ERB) and to provide a safe and effective alternative to existing FDA-approved therapies that pose a significant risk to the patient for developing breast cancer and other serious diseases. In preclinical studies, MF101 inhibited tumor growth as well as bone resorption known to cause osteoporosis, which is commonly developed during menopause. This activity, if confirmed in clinical testing, would differentiate MF101 from some existing therapies and other therapies in clinical development for hot flashes. In our completed, randomized, placebo-controlled Phase II clinical trial involving 217 patients for which we announced results in June 2007, the higher of two MF101 doses tested was well tolerated and resulted in a statistically significant reduction of hot flashes when compared to placebo at 12 weeks of treatment. We plan to seek FDA approval to conduct a Phase III clinical trial and expect to commence this trial in the second or third quarter of 2008 at multiple clinical sites in the U.S. We believe that MF101’s novel mechanism of action could lead to a more favorable safety profile than currently approved hormone therapies (HT) and serotonin-norepinephrine reuptake inhibitors (SNRI) therapies that are sometimes used off-label.

We have also identified a potential orally delivered anti-cancer agent for advanced breast cancer, BZL101. Unlike most other anti-cancer drugs and drug candidates, which try to control cancer through genomic and proteomic signaling pathways, BZL101 is designed to take advantage of the unique metabolism of cancer cells. BZL101 inhibits glycolysis, a metabolic pathway on which cancer cells rely. Glycolysis inhibition leads to DNA damage and death of cancer cells without lasting harm to normal cells. We believe that BZL101 may have a preferential effect on hormone-independent cancers, a subset with few treatment options. We have completed a Phase I clinical trial in 21 patients. No significant adverse events were noted in this trial. Recruitment is currently underway in a 100-patient, U.S.-based, Phase I/II clinical trial of BZL101 in patients with metastatic breast cancer. In addition, we intend to explore the use of BZL101 on other forms of cancer, including pancreatic cancer and adjuvant use in breast cancer.

We also have a diverse pipeline of preclinical drug candidates in both women’s health and cancer. We plan to submit an investigational new drug, or IND, application and initiate a Phase I clinical trial for our second SERM drug candidate, VG101, for the treatment of post-menopausal vulvar and vaginal atrophy, or “vaginal dryness,” as well as a Phase I/II clinical trial of a second anti-cancer agent, AA102, for the treatment of advanced breast cancer. We have identified or begun preclinical work on other drug candidates for a variety of indications within women’s health and cancer. We have internally discovered and developed all of our drug candidates using our proprietary biological and chemical techniques.

Our drug development process uses traditional Chinese medicine to target herbs and other botanical sources believed to produce biologically active compounds. We apply our clinical knowledge, experience with natural compounds and knowledge of proper scientific screening tools to derive botanical compounds and extracts for pharmaceutical development. In June 2004, the FDA released a document to provide drug developers with guidance on submitting IND applications, conducting clinical trials, and seeking approval for botanical drugs. This guidance states that applicants may submit reduced documentation of nonclinical (preclinical) safety and of chemistry, manufacturing and controls to support an IND application for initial clinical studies of botanicals. The first botanical extract drug developed pursuant to these guidelines was approved by the FDA in October 2006. To date, all of our drug candidates are derived from botanical extracts and are being developed in accordance with this FDA guidance. In addition, we have identified the active chemical components underpinning the mechanism of action for our novel drugs, and in some cases, we have developed synthetic methods of production.

We expect to continue to incur significant operating losses over at least the next several years, and do not expect to generate profits until and unless our drug candidates have been approved and are being marketed with commercial partners.

Research and Development Activities

Included in research and development expenses are the following activities and related expenses: basic research and preclinical expenses, clinical trials and drug development expenses. During the nine months ended September 30, 2007, we incurred research and development expenses of $7,212,445. During the years ended December 31, 2006 and 2005, we incurred research and development expenses of $4,021,149

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and $1,535,534, respectively. We further expect that research and development expenses will increase over the coming months as we continue development of our drugs.

Basic research and preclinical expense includes discovery research, chemical development, pharmacology, product development, regulatory expenses relating to all applications for FDA Investigational New Drug licenses, and patent related legal costs related to our internal research programs.

Clinical trials and drug development expense includes external costs of manufacturing study medications and of conducting clinical trials, as well as internal costs for clinical development, regulatory compliance, and pharmaceutical development.

Most of our product development programs are at an early stage. Accordingly, the successful development of our product candidates is highly uncertain and may not result in approved products. Completion dates and completion costs can vary significantly for each product candidate and are difficult to predict. Product candidates that may appear promising at early stages of development may not reach the market for a number of reasons. Product candidates may be found ineffective or cause harmful side effects during clinical trials, may take longer to progress through clinical trials than anticipated, may fail to receive necessary regulatory approvals and may prove impracticable to manufacture in commercial quantities at a reasonable cost and with acceptable quality. The lengthy process of seeking FDA approvals requires the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining regulatory approvals could materially adversely affect our product development efforts. Because of these risks and uncertainties, we cannot predict when or whether we will successfully complete the development of our product candidates or the ultimate product development cost or whether we will obtain any approval required by the FDA on a timely basis, if at all.

Clinical Development Strategy and Ongoing Clinical Programs

Our research and development costs from 2002 to September 30, 2007 have been principally related to our pre-clinical and clinical development of MF101, BZL101, and to a lesser degree AA102, and VG101.

During 2004, we completed a Phase I trial of MF101. In the trial, we observed no grade III or IV adverse events (as categorized by the National Institutes of Health, National Cancer Institute, Common Toxicity Criteria). Further, we observed that short term use of MF101 showed no adverse effect on hematology, liver and renal function or hormonal status. The most common adverse events observed in the trial were anticipated minor gastrointestinal disturbances. We entered into commitments with six clinical sites for a Phase II clinical trial evaluating MF101 for the treatment of vasomotor symptoms under the directorship of Dr. Deborah Grady at the University of California, San Francisco. The Phase II trial commenced in January of 2006 and recruitment for enrollment to the clinical trial closed on October 31, 2006.

During 2004, we also completed a Phase I clinical trial of BZL101 for metastatic breast cancer. We submitted our Phase I report to the FDA summarizing the results of the trial. The FDA has accepted our Phase I/II trial of BZL101 for metastatic breast cancer and the first patient was enrolled to the BZL101 trial on April 18, 2007.

On June 4, 2007 we announced the results for MF101 which showed positive safety, tolerability and efficacy in phase two trials for the treatment of hot flashes associated with menopause. Two hundred and seventeen women were enrolled in the company’s double-blind, placebo- controlled, randomized Phase 2 trial. Postmenopausal women with 50 or more moderate to severe hot flashes per week were randomized to one of three treatment groups receiving MF101 (5 grams/day), MF101 (10 grams/day), or placebo for twelve weeks. Both doses of MF101 were more effective than placebo at reducing the frequency and severity of hot flashes from the start of the trial until the end of the treatment period 12 weeks later. Safety analyses showed no cases of endometrial hyperplasia or uterine cancer during the trial and there were no differences in incidence of vaginal bleeding between the placebo group and the two cohorts treated with MF101. The decision to advance each of our product candidates through clinical testing will be based on the results of completed preclinical and clinical studies. A summary of the anticipated dates and estimated expenses associated with the development of these product candidates is shown below. We do not anticipate any revenue from any of our lead product candidates until 2010 at the earliest.

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Research and Development Cost Allocations

We have many research projects ongoing at any one time. We have the ability to utilize our financial and human resources across several research projects. Our internal resources, employees and infrastructure, are not directly tied to any individual research project and are typically deployed across multiple projects. Our clinical development programs are developing each of our product candidates in parallel for multiple disease indications, while our basic research activities are seeking to discover potential drug candidates for multiple new disease indications. We do not record or maintain information regarding the costs incurred for our research and development programs on a program specific basis. In addition, we believe that allocating costs on the basis of time incurred by our employees does not accurately reflect the actual costs of a project.

Critical Accounting Policies and Estimates

An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements. Management believes the following critical accounting policies reflect its more significant estimates and assumptions used in the preparation of the financial statements. We review the accounting policies used in our financial statements on a regular basis. In addition, management has reviewed these critical accounting policies and related disclosures with our audit committee. Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses, and related disclosures. On an ongoing basis, we evaluate these estimates, including those related to clinical trial accruals, income taxes (including the valuation allowance for deferred tax assets), restructuring costs and stock-based compensation. Estimates are based on historical experience, information received from third parties and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could therefore differ materially from those estimates under different assumptions or conditions.

Revenue

Revenue is generated from collaborative research and development arrangements, technology licenses, and government grants.

Revenue is recognized when the four basic criteria of revenue recognition are met: (i) a contractual agreement exists; (ii) transfer of technology has been completed or services have been rendered; (iii) the fee is fixed or determinable, and (iv) collectibility is reasonably assured. Technology license agreements are for a term of ten years and consist of nonrefundable upfront license fees and royalty payments. In accordance with Staff Accounting Bulletin 104, nonrefundable upfront license fees are recognized over the license term using the straight-line method of accounting when the technology is transferred or accessed, provided that the technology transferred or accessed is not dependent on the outcome of our continuing research and development efforts.

Stock-Based Compensation

Stock-based compensation to outside consultants is recorded at fair market value in general and administrative expense. Effective January 1, 2006 we record expenses relating to stock options granted to employees based on the fair value at the time of grant. The fair value of stock options and warrants is calculated using the Black-Scholes pricing method on the date of grant. This option valuation model requires input of highly subjective assumptions. Because employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in our management’s

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opinion, the existing model does not necessarily provide a reliable single measure of fair value of our employee stock options.

In order to determine the fair value of our stock for periods prior to the date of our reverse merger transaction, we estimated the fair value per share by reviewing values of other development stage biopharmaceutical organizations, comparing products in development, status of clinical trails, and capital received from government and private organizations. Once a total value was determined, we then factored the number of shares outstanding, or possibly outstanding, resulting in an estimated value per share. Once we completed our reverse merger transaction on April 6, 2005, the trading price of our common stock was used.

For periods prior to our reverse merger transaction, we chose not to obtain contemporaneous valuations of our stock by any unrelated valuation specialist after realizing the cost of services would be substantial and that the benefit derived would not be substantially different from our estimate as we had used a multi-tiered approach to estimate the value of our stock.

Commitments and Contingencies

Commitments and Contingencies are disclosed in the footnotes of the financial statements according to generally accepted accounting principles. If a contingency becomes probable, and is estimable by management, a liability is recorded per FAS 5.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements to report for the nine months ended September 30, 2007. We have not entered into any transactions with unconsolidated entities whereby we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities, or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support. Results of Operations Three Months Ended September 30, 2007 and, 2006

Revenues

	Three months ended September 30,
	2007	2006	Change in Percent
Revenues	$243,375	$3,750	6,390%

Revenues include licensing fee and grant drawdown. For the three-month period ended September 30, 2007, revenues increased by $239,625 over the comparable period in 2006, representing our National Institute of Health grant drawdown from the Department of Health and Human Services for 2006. Revenues for both periods included $3,750 in amortization from the proceeds of our licensing and technology transfer agreement with United Biotechnology Corporation of Taiwan. (See Note 13). We do not expect our revenues to have a material impact on our financial results during the remainder of 2007.

Research and Development Expenses

	Three months ended September 30,
	2007	2006	Change in Percent
Research and development expenses	$2,444,674	$970,791	152%

Research and development expenses reflect costs for the development of drugs in our product pipeline and includes salaries, contractor and consultant fees and other support costs. The increase of $1,473,883 in the three-month period ended September 30, 2007 over the comparable period in 2006, is directly related to advancing the development of our lead drug candidates. All costs currently incurred for research and development are expensed as incurred.

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For the three months ended September 30, 2007 and 2006, we recognized $261,871 and $42,732, respectively in stock-based compensation expense charged to research and development expenses.

General and Administrative Expenses

	Three months ended September 30,		Change in
	2007	2006	Percent
General and administrative expenses	$1,118,482	$336,894	232%

General and administrative expenses, includes personnel costs for finance, administration, information systems, and general management, as well as facilities expenses, professional fees, legal expenses, and other administrative costs. For the three month period September 30, 2007 general and administrative expenses increased by $781,588 over the comparable period in 2006. The increase was due primarily to an increase in facility rental and legal expenses in addition to an increase in business activities related to the support and development of business operations and management infrastructure. For the three months ended September 30, 2007 and 2006, we recognized $239,966 and $43,684, respectively, in stock-based compensation expense charged to general and administrative expenses.

Sales and Marketing Expenses

	Three months ended September 30,		Change in
	2007	2006	Percent
Sales and marketing expenses	$10,920	$66,550	(84)%

Sales and marketing expenses include public relations related to our drug development and clinical trials, participation in conventions and tradeshows, and website related expenses. Sales and marketing expenses decreased by $55,630 for the three months ended September 30, 2007 compared to the same period in 2006. The decrease reflects fewer industry tradeshows and conventions attended. We expect to have limited sales and marketing expenses for the foreseeable future.

Interest Income, Interest Expense and Other Expense

	Three months ended September 30,		Change in
	2007	2006	Percent
Interest income, interest expense and other expense:
Interest income	$170,272	$58,566	191%
Interest expense	(42,370)	(17,843)	137%
Other expense	(5,241)	—	100%
Total interest income and expense	$122,661	40,723	201%

Other income and expense includes interest income and interest expense. Interest income is primarily derived from short-term interest-bearing securities and money market accounts. The increase of $111,706 in interest income was due primarily to a higher average balance of cash and short-term investments. Interest expense is directly related to equipment lease agreements. For the three months ended September 30, 2007, interest expense increased by $24,527 over the same period in 2006. Other expense includes renewal fee for letter of credit securing our lease of lab equipment.

Nine Months Ended September 30, 2007 and 2006

Revenues

	Nine months ended September 30,		Change in
	2007	2006	Percent
Revenues	$250,875	$11,250	2,130%

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Revenues include licensing fee and grant drawdown. For the nine-month period ended September 30, 2007, revenues increased by $239,625 over the comparable period in 2006, representing our National Institute of Health grant drawdown from the Department of Health and Human Services for 2006. Revenues for both periods included $3,750 in amortization from the proceeds of our licensing and technology transfer agreement with United Biotechnology Corporation of Taiwan. (See Note 13) We do not expect our revenues to have a material impact on our financial results during the remainder of 2007.

Research and Development Expenses

	Nine months ended September 30,		Change in
	2007	2006	Percent
Research and development expenses	$7,212,445	$2,617,599	176%

Research and development expenses reflect costs for the development of drugs in our product pipeline and include salaries, contractor and consultant fees and other support costs. The increase of $4,594,846 for the nine month period ended September 30, 2007 over the comparable period in 2006, is directly related to advancing the development of our lead drug candidates. All costs currently incurred for research and development are expensed as incurred. For the nine months ended September 30, 2007 and 2006, we recognized $310,259 and $185,807, respectively, in stock-based compensation expense charged to research and development expenses.

General and Administrative Expenses

	Nine months ended September 30,		Change in
	2007	2006	Percent
General and administrative expenses	$2,575,646	$995,101	159%

General and administrative expenses includes personnel costs for finance, administration, information systems, and general management, as well as facilities expenses, professional fees, legal expenses, and other administrative costs. For the nine-month period ended September 30, 2007 general and administrative expenses increased by $1,580,545 over the comparable period in 2006. The increase was due primarily to an increase in facility rental and legal expenses in addition to an increase in payroll expenses related to the support of business development and operations.

For the nine months ended September 30, 2007 and 2006, we recognized $526,759 and $ 186,135 respectively, in stock-based compensation expense charged to general and administrative expenses.

Sales and Marketing Expenses

	Nine months ended September 30,		Change in
	2007	2006	Percent
Sales and marketing expenses	$113,600	$233,017	(51)%

Sales and marketing expenses include public relations related to our drug development and clinical trials, participation in conventions and tradeshows, and website related expenses. Sales and marketing expenses decreased by $119,417 for the nine months ended September 30, 2007 compared to the same period in 2006. The decrease reflects fewer industry tradeshows and conventions attended. We expect to have limited sales and marketing expenses for the foreseeable future.

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Interest Income, Interest Expense and Other Expense

	Nine months ended September 30,		Change in
	2007	2006	Percent
Interest income, interest expense and other expense:
Interest income	$517,958	$189,655	173%
Interest expense	(68,898)	(31,426)	119%
Other expense	(5,241)	—	100%
Total interest income and expense	$443,819	$158,229	180%

Interest income is primarily derived from short-term interest-bearing securities and money market accounts. The increase of $328,303 in interest income was due primarily to a higher average balance of cash and short-term investments. Interest expense is directly related to equipment lease agreements. For the nine months ended September 30, 2007, interest expense increased by $37,472 over the same period in 2006. Other expense includes renewal fee for letter of credit securing our lease of lab equipment.

Liquidity and Capital Resources

For the nine months ended September 30, 2007, our operating activities used net cash of $7.8 million and reflects our net loss of $9.2 million offset by non-cash charges including stock-based compensation expense under SFAS No. 123R, amortization of intangibles, depreciation expense and our use of operating cash to fund changes in operating assets and liabilities. Cash was used to pay for an increase in invoices outstanding for the development of our lead drug candidates, to fund our lease obligations and accrued wages and benefits expenses. This compares to the net cash used in our operating activities for the nine months ended September 30, 2006 of $3.2 million reflecting our net loss of $3.7 million offset by non-cash charges including stock based compensation expense, depreciation expense and our use of cash to fund changes in operating assets and liabilities. The primary changes in operating assets and liabilities is the recognition of prepaids of $250,828 and reduction of pension payable of $84,000 recognized in the statement of operations in the nine month period ended September 30, 2006.

For the nine month period ended September 30, 2007, net cash used in investing activities was $1.0 million, which consisted primarily of $1.1 million for purchases of equipment primarily for research and development and $119,000 used to prosecute patent applications, offset by $290,000 in proceeds from sale of investments. This compares to net cash provided by investing activities for the nine months ended September 30, 2006 of $873,000 which consisted primarily of $1.4 million in proceeds from sale of investments, offset by our purchase of $473,000 of fixed assets and $30,000 used to prosecute patent applications. Net cash provided by financing activities was $18.8 million primarily representing proceeds from our private placement of approximately 10,521,000 shares of our common stock, at a purchase price of $1.50 per share, net of expenses, cash provided by the exercise of warrants by certain investors and exercise of options under our employee stock plans offset by $310,000 in capital lease obligations, for the nine months ended September 30, 2007. This compares with net cash provided by financing activities of $1.9 million representing proceeds from a call notice to all holders of common stock purchase warrants, issued in the April 6, 2005 and May 5, 2005 private placements, offset by $265,000 in capital lease obligations for the comparable period in 2006. As of September 30, 2007, we had an accumulated deficit of $19.1 million, working capital of $11.4 million and shareholders’ equity of $14.2 million. Management believes that cash and cash equivalents on hand at September 30, 2007, will be sufficient to enable us to meet our obligations through at least the next year.

On October 31, 2007, the Company received $24.0 million, net of underwriting discount and expenses, from the closing of its public offering of 10.0 million shares of common stock at a price to the public of $2.50 per share and 5.3 million warrants to purchase shares of common stock at $3.50 per share at a price of $0.10 per warrant. Following the offering, the Company will have 76,036,435 shares of common stock, outstanding. (See Note 13)

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Off-Balance Sheet Financings and Liabilities

Other than contractual obligations incurred in the normal course of business, we do not have any off-balance sheet financing arrangements or liabilities, guarantee contracts, retained or contingent interests in transferred assets or any obligation arising out of a material variable interest in an unconsolidated entity. We do not have any majority-owned subsidiaries.

Item 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk Disclosures

In the normal course of business, our financial position is routinely subject to a variety of risks, including market risk associated with interest rate movement. We regularly assess these risks and have established policies and business practices to protect against these and other exposures. As a result, we do not anticipate material potential losses in these areas.

As of September 30, 2007, we had cash, cash equivalents and short-term investments of $12.7 million, consisting of cash, cash equivalents and highly liquid short-term investments. Our short-term investments will likely decline by an immaterial amount if market interest rates increase, and therefore, we believe our exposure to interest rate changes will be immaterial. Declines of interest rates over time will, however, reduce our interest income from short-term investments

Item 4. Controls And Procedures.

(a) Evaluation of Disclosure Controls and Procedures.

As of the end of the period covered by this Quarterly Report on Form 10-QSB, we evaluated, under the supervision of our Chief Executive Officer and our Chief Financial Officer, the effectiveness of our disclosure controls and procedures, as defined in Securities Exchange Act of 1934 Rules 13a-15(e) or 15d-15(e) . Based on this evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures are effective to ensure that information we are required to disclose in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.

(b) Changes in Internal Control over Financial Reporting.

During the period covered by this Quarterly Report on Form 10-QSB, there were no changes in our internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Given the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, will have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Further, the design of a control system must reflect the fact that there are resource constraints, and that benefits of controls must be considered relative to their costs. The design of any system of controls is also based in part on certain assumptions regarding the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings

Note 13 of Part I of this report is incorporated by reference in its entirety to this Item 1 of Part II.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds None.

Item 3. Defaults upon Senior Securities

None.

Item 4. Submission of Matters to a Vote of Securities Holders None.

Item 5. Other Information

None.

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Item 6. Exhibits

Exhibit Number	Description
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
*

The certifications attached as Exhibits 32.1 and 32.2 accompany this Quarterly Report on Form 10-QSB pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by Bionovo, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

11

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 13, 2007

BIONOVO, INC. (Registrant)
By:	/s/ Isaac Cohen
Isaac Cohen
Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Sr. Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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INDEX TO EXHIBITS

Exhibit Number	Description
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
*

The certifications attached as Exhibits 32.1 and 32.2 accompany this Quarterly Report on Form 10-QSB pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by Bionovo, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

13

CERTIFICATION PURSUANT TO RULE 13a-14 OR 15d-14 OF THE SECURITIES

EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Isaac Cohen, Chief Executive Officer of Bionovo, Inc. (the “Company”), certify that:

1. I have reviewed this quarterly report on Form 10-QSB of the Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors:

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Isaac Cohen
Isaac Cohen Chairman and Chief Executive Officer (Principal Executive Officer)

Date: November 13, 2007

CERTIFICATION PURSUANT TO RULE 13a-14 OR 15d-14 OF THE SECURITIES

EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Thomas C. Chesterman, Chief Financial Officer of Bionovo, Inc. (the “Company”), certify that:

1. I have reviewed this quarterly report on Form 10-QSB of the Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors:

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Thomas C. Chesterman
Thomas C. Chesterman Sr. Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: November 13, 2007

BIONOVO, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bionovo, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Isaac Cohen, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Isaac Cohen
Isaac Cohen Chairman and Chief Executive Officer (Principal Executive Officer)

Date: November 13, 2007

A signed original of this written statement required by Section 906 has been provided to Bionovo, Inc. and will be retained by Bionovo, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

BIONOVO, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bionovo, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas C. Chesterman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas C. Chesterman
Thomas C. Chesterman Sr. Vice president and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: November 13, 2007

A signed original of this written statement required by Section 906 has been provided to Bionovo, Inc. and will be retained by Bionovo, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2007

Bionovo, Inc.

(Exact Name of Company as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50073 (Commission File Number)	20-5526892 (IRS Employer Identification No.)

5858 Horton Street, Suite 375 Emeryville, California (Address of Principal Executive Offices)	94608 (Zip Code)

(510) 601-2000
(Company’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2007, Bionovo, Inc. (the “Company”) paid discretionary bonuses of $250,000 each to Isaac Cohen, the Chairman and Chief Executive Officer of the Company, and Mary Tagliaferri, the President and Chief Scientific Officer, and a Director of the Company. The discretionary bonuses were each approved by the Company’s Board of Directors, based on the Compensation Committee’s review of their accomplishments and contributions during 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOVO, INC.
Date: November 29, 2007	By:	/s/ Thomas C. Chesterman
		Name:	Thomas C. Chesterman
		Title:	Chief Financial Officer, Senior Vice President